Exhibit 4.1

NISSAN AUTO LEASE TRUST 2022-A

$118,300,000

2.021% Asset Backed Notes, Class A-1

$209,000,000

3.45% Asset Backed Notes, Class A-2a

$175,100,000

SOFR Rate + 0.68% Asset Backed Notes, Class A-2b

$362,000,000

3.81% Asset Backed Notes, Class A-3

$75,000,000

3.87% Asset Backed Notes, Class A-4

NISSAN AUTO LEASE TRUST 2022-A

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Indenture Trustee

INDENTURE

Dated as of June 29, 2022

i

(continued)

(continued)

(continued)

SCHEDULE

Schedule I     Perfection Representations, Warranties and Covenants

EXHIBITS

Exhibit A – Form of Notes	A-1
Exhibit B – Applicable Servicing Criteria	B-1
Exhibit C – Asset Repurchase Demand Activity Report	C-1

Reconciliation and Tie between the Trust Indenture Act

of 1939 and Indenture

TIA Section		Indenture Section

310	(a) (1)	6.08, 6.11
	(a) (2)	6.08, 6.11
	(a) (3)	6.10(b)(i)
	(a) (4)	6.12
	(a) (5)	6.11
	(b)	6.08, 6.11, 11.05
311	(a)	6.15
	(b)	6.15
312	(a)	7.01
	(b)	7.01, 7.02(b)
	(c)	7.02(c)
313	(a)	7.04
	(b) (1)	7.04
	(b) (2)	7.04
	(c)	7.03, 7.04, 11.05
	(d)	7.04
314	(a)	3.09, 7.03, 11.05
	(b)	3.06
	(c) (1)	11.01
	(c) (2)	8.08, 11.01
	(c) (3)	11.01
	(d)	11.01(b)
	(e)	11.01
	(f)	N.A.
315	(a)	6.01(b)
	(b)	6.05
	(c)	6.01(a)
	(d)	6.01(c)
	(e)	5.13
316	(a)(1) (A)	5.11, 6.01(c)
	(a) (1) (B)	5.02
	(a) (2)	N.A.
	(b)	5.07
	(c)	N.A.
317	(a) (1)	5.04
	(a) (2)	5.03(d)
	(b)	3.03
318	(a)	11.19

——————

(1)	This reconciliation table and tie shall not, for any purpose be deemed to be part of the Indenture.
(2)	N.A. means not applicable.

v

INDENTURE

This Indenture, dated as of June 29, 2022 (this “Indenture”), is between the Nissan Auto Lease Trust 2022-A, a Delaware statutory trust (the “Issuing Entity”), and U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank”), as trustee (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuing Entity’s 2.021% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), 3.45% Asset Backed Notes, Class A-2a (the “Class A-2a Notes”), SOFR Rate + 0.68% Asset Backed Notes, Class A-2b (the “Class A-2b Notes”), 3.81% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”) and 3.87% Asset Backed Notes, Class A-4 (the “Class A-4 Notes”, and collectively with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”):

GRANTING CLAUSE

The Issuing Entity hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders all of the Issuing Entity’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Owner Trust Estate, and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”), in each case as such terms are defined herein.

The Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges the foregoing Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.

ARTICLE ONE

DEFINITIONS

SECTION 1.01 Capitalized Terms. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in Annex A to the Series Certificate Sale Agreement dated as of the date hereof, by and between NILT LLC, a Delaware limited liability company, and Nissan Auto Leasing LLC II, a Delaware limited liability company.

(NALT 2022-A Indenture)

SECTION 1.02 Interpretation. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Indenture as a whole and not to any particular part, Article or Section within this Indenture, (iii) references to an Article or Section such as “Article Twelve” or “Section 12.01” shall refer to the applicable Article or Section of this Indenture, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Indenture, except that references to the Series LLC Agreement include only such items as related to the 2022-A Series and the Titling Company, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Indenture include all Exhibits hereto, and (xi) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”

SECTION 1.03 Incorporation by Reference Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined in the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings so assigned to them.

ARTICLE TWO

THE NOTES

SECTION 2.01 Form. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, in each case, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth as Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.

2	(NALT 2022-A Indenture)

The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.

SECTION 2.02 Execution, Authentication and Delivery. The Notes shall be executed by the Owner Trustee on behalf of the Issuing Entity. The signature of any authorized officer of the Owner Trustee on the Notes may be manual or by facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time authorized officers of the Owner Trustee shall bind the Issuing Entity, notwithstanding that any such individuals have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall, upon receipt of an Issuing Entity Order, authenticate and deliver for original issue the following aggregate principal amounts of the Notes: (i) $118,300,000 of Class A-1 Notes, (ii) $209,000,000 of Class A-2a Notes, (iii) $175,100,000 of Class A-2b Notes, (iv) $362,000,000 of Class A-3 Notes and (v) $75,000,000 of Class A-4 Notes. The aggregate principal amount of Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes outstanding at any time may not exceed such respective amounts, except as provided in Section 2.05.

Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered notes in book-entry form in minimum denominations of $25,000 and in integral multiples of $1,000 in excess thereof; provided, that the Retained Notes, if any, shall be issued as Definitive Notes and the holder of such Retained Notes shall be a Note Owner and a Noteholder for all purposes of this Indenture.

No Note may be sold, pledged or otherwise transferred to any Person except in accordance with Section 2.04 and any attempted sale, pledge or transfer in violation of such Section shall be null and void.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.03 Temporary Notes. Pending the preparation of Definitive Notes, the Owner Trustee may execute, on behalf of the Issuing Entity, and upon receipt of an Issuing Entity Order, the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

3	(NALT 2022-A Indenture)

If temporary Notes are issued, the Issuing Entity shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Notes at the office or agency of the Issuing Entity to be maintained as provided in Section 3.02, without charge to the related Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Owner Trustee shall execute, on behalf of the Issuing Entity, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.04 Registration; Registration of Transfer and Exchange.

(a) The Issuing Entity shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuing Entity shall provide for the registration of Notes and the registration of transfers of Notes by the Note Registrar. The Indenture Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. In the event, subsequent to the Closing Date, the Indenture Trustee notifies the Issuing Entity that it is unable to act as Note Registrar, the Issuing Entity shall appoint another bank or trust company, having an office located in St. Paul, Minnesota, agreeing to act in accordance with the provisions of this Indenture applicable to it, and otherwise acceptable to the Indenture Trustee, to act as successor Note Registrar under this Indenture. Upon any resignation of any Note Registrar, the Issuing Entity shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuing Entity as Note Registrar, the Issuing Entity shall give the Indenture Trustee prompt written notice of such appointment and the location, and any change in such location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

(b) Upon the proper surrender for registration of transfer of any Note at the office or agency of the Issuing Entity to be maintained as provided in Section 3.02, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuing Entity, and the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

(c) At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of such Notes at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuing Entity, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee the Notes that the Noteholder making such exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuing Entity or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuing Entity and the Indenture Trustee, including appropriate tax documentation, duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing.

4	(NALT 2022-A Indenture)

(d) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuing Entity, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(e) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuing Entity may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 2.03 or 9.05 not involving any transfer.

(f) By acquiring a Note (or interest therein), each Noteholder (and if the Noteholder is a Plan, its fiduciary) is deemed to represent and warrant that either (i) such Noteholder is not acquiring the Note (or interest therein) with the assets of a Benefit Plan Investor or Plan subject to Similar Law or (ii) the acquisition and holding of the Note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law. Benefit Plan Investors and Plans that are subject to Similar Law may not acquire the Notes at any time that the rating on such Notes is below “investment grade” or such Notes have been characterized as other than indebtedness for applicable local law purposes.

(g) The Tax Retained Notes, if any, will not be transferred for U.S. federal income tax purposes unless a written opinion of counsel, which counsel and opinion shall be acceptable to the Indenture Trustee, is delivered to the Indenture Trustee prior to and in connection with such transfer that either (A) such Notes will be debt for U.S. federal income tax purposes or (B) the transfer of such Notes will not cause (i) the Issuing Entity to be treated as an association or publicly traded partnership taxable as a corporation (ii) any Outstanding Notes (other than any Tax Retained Notes) that were characterized as debt at the time of their issuance (based upon an opinion of a nationally recognized tax counsel) to be treated as other than debt for U.S. federal income tax purposes or (iii) an event in which gain or loss would be recognized by any holder in respect of any Outstanding Notes (other than any Tax Retained Notes) that were characterized as debt at the time of their issuance (based upon an opinion of a nationally recognized tax counsel). With respect to any transfer of the Tax Retained Notes (other than to a Person specified in the definition of Tax Retained Notes) for which no written opinion of counsel is provided pursuant to the preceding sentence as described in clause (A), the transfer of such Notes must be to a “United States person” as defined in Section 7701(a)(30) of the Code unless otherwise provided in a written opinion of nationally recognized tax counsel. If there are other Notes of the same Class as such transferred Notes which are not Tax Retained Notes prior to such transfer, such transfer will not be effective unless (i) the Tax Retained Notes are part of the same issue (as described in United States Treasury Regulation Section 1.1275-2(k)) as the other Notes from the same Class, (ii) neither the Tax Retained Notes nor such other Notes from the same Class will be treated as issued with original issue discount for U.S. federal income tax purposes or (iii) the Tax Retained Notes and such other Notes from the same Class can be tracked in a manner that will allow each holder of any such Note to identify the information described in United States Treasury Regulation Section 1.1275-3(b)(1)(i) with respect to each such Note.

5	(NALT 2022-A Indenture)

The preceding provisions of this Section notwithstanding, the Issuing Entity shall not be required to make, and the Note Registrar need not register, transfers or exchanges of any Note (i) selected for redemption, or (ii) for a period of 15 days preceding the due date for any payment with respect to such Note.

SECTION 2.05 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuing Entity, the Owner Trustee and the Indenture Trustee harmless, then, in the absence of notice to the Owner Trustee, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article 8 of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuing Entity, and upon receipt of an Issuing Entity Request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note (but not a mutilated Note) shall have become or within seven days shall become due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without the surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuing Entity or the Indenture Trustee may require the payment by the related Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

6	(NALT 2022-A Indenture)

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.06 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee and their respective agents shall treat the Person in whose name any Note is registered (as of the date of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuing Entity, the Indenture Trustee or any of their respective agents shall be affected by notice to the contrary.

SECTION 2.07 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Order that they be destroyed or returned to it; provided, that such Issuing Entity Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.

SECTION 2.08 Release of Collateral. Subject to Section 11.01 and the terms of the other Basic Documents, the Indenture Trustee shall release property from the Lien of this Indenture only upon receipt of an Issuing Entity Request, accompanied by (i) an Officer’s Certificate, (ii) an Opinion of Counsel and (iii) unless such release is in connection with a redemption of the Notes in accordance with Section 10.01, Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

SECTION 2.09 Book-Entry Notes. Unless otherwise specified, the Notes (other than the Retained Notes, if any), upon original issuance, will be issued in the form of one or more typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, or a custodian therefor, by, or on behalf of, the Issuing Entity. For each Class of Book-Entry Notes, one fully registered Note shall be issued with respect to each $500 million in principal amount of each Class of Notes or such lesser amount as necessary. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note (other than in the case of the Retained Notes, if any), except as provided in Section 2.11. Except with respect to the Retained Notes, if any, and otherwise, unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.11:

7	(NALT 2022-A Indenture)

(a) the provisions of this Section shall be in full force and effect;

(b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholder, and shall have no obligation to Note Owners;

(c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency or Clearing Agency Participants; pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Outstanding Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

SECTION 2.10 Notices to Clearing Agency. Whenever a notice or other communication to Noteholders is required under this Indenture, except with respect to the Retained Notes, if any, and otherwise, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

SECTION 2.11 Definitive Notes. Except with respect to the Retained Notes, if any (which shall be originally issued as Definitive Notes), if (i) (A) the Depositor, the Owner Trustee or the Administrative Agent advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Depository Agreement and (B) the Depositor, the Indenture Trustee or the Administrative Agent is unable to locate a qualified successor (and if the Administrative Agent has made such determination, the Administrative Agent has given written notice thereof to the Indenture Trustee), (ii) the Depositor, the Indenture Trustee or the Administrative Agent, to the extent permitted by applicable law, at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after an Indenture Default, Note Owners representing in the aggregate not less than 51% of the Outstanding Amount, voting as a single class, advise the Indenture Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency or its successor is no longer in the best interest of Note Owners, the Indenture Trustee shall be required to notify all Note Owners, through the Clearing Agency, of the occurrence of such event

8	(NALT 2022-A Indenture)

and the availability through the Clearing Agency of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee by the Clearing Agency of the Note or Notes representing the Book-Entry Notes and the receipt of instructions for re-registration, the Indenture Trustee shall issue Definitive Notes to Note Owners, who thereupon shall become Noteholders for all purposes of this Indenture. None of the Issuing Entity, Owner Trustee, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

The Indenture Trustee, the Issuing Entity and the Administrative Agent shall not be liable if the Indenture Trustee or the Administrative Agent is unable to locate a qualified successor Clearing Agency. The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of such methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes. From and after the date of issuance of Definitive Notes, all notices to be given to Noteholders shall be mailed to their addresses of record in the Note Register as of the relevant Deposit Date. Such notices shall be deemed to have been given as of the date of mailing.

If Definitive Notes are issued and the Indenture Trustee is not the Note Registrar, the Issuing Entity shall furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (i) as of each Deposit Date, within five days thereafter and (ii) as of not more than ten days prior to the time such list is furnished, within 30 days after receipt by the Owner Trustee of a written request therefor.

SECTION 2.12 Authenticating Agents. Upon the request of the Issuing Entity, the Indenture Trustee shall, and if the Indenture Trustee so chooses the Indenture Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.02, 2.04, 2.05 and 9.05, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes by the Indenture Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuing Entity. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuing Entity. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuing Entity.

9	(NALT 2022-A Indenture)

The Indenture Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto, and the Indenture Trustee shall be entitled to be reimbursed for all such payments, subject to Section 6.07. The provisions of Sections 2.07 and 6.04 shall be applicable to any Authenticating Agent.

SECTION 2.13 Tax Treatment. The Issuing Entity has entered into this Indenture, and the Notes (other than the Tax Retained Notes, if any), will be issued, with the intention that, for U.S. federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuing Entity, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agrees to treat the Notes (other than the Tax Retained Notes, if any), for U.S. federal, state and local income, single business and franchise tax purposes as indebtedness.

Notwithstanding the foregoing, to the extent the Issuing Entity is treated as a partnership for federal, state or local income or franchise purposes and a Noteholder (or a Note Owner, as applicable) is treated as a partner in such partnership, the Noteholders (and Note Owners, as applicable) agree that any tax, penalty, interest or other obligation imposed under the Code with respect to the income tax items arising from such partnership shall be the sole obligation of the Noteholder (or Note Owner, as applicable) to whom such items are allocated and not of such partnership.

SECTION 2.14 Tax Forms. Promptly upon request, each Noteholder and Note Owner shall provide to the Indenture Trustee, Paying Agent and/or the Issuing Entity (or other person responsible for withholding of taxes) with the Tax Information. Each Note Owner and each Noteholder agrees and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation or is otherwise subject to withholding under applicable law, payments to it under the Notes may be subject to United States withholding tax (without any corresponding gross-up).

SECTION 2.15 Retained Notes.

(a) No Retained Note has been or will be registered under the Securities Act or any other applicable securities or “blue sky” laws of any state or other jurisdiction, and no Retained Note or any interest therein may be resold, assigned, pledged or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable Securities or “blue sky” laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

(b) Each Retained Note will bear a legend to the following effect:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.

10	(NALT 2022-A Indenture)

(c) Prior to any sale or transfer of any Tax Retained Note (or interest therein) that did not receive the written opinion of counsel described in clause (A) of Section 2.04(g), each prospective transferee of such Tax Retained Note (or interest therein) (except for transfers to a Person specified in the definition of Tax Retained Notes) (such Note, a “Restricted Note”) shall provide a written representation letter to the Depositor and Indenture Trustee in a form that substantially provides the representations set forth in this Section 2.15(c) and will hereby be deemed to have represented and agreed as follows:

(i) The interests in the Restricted Notes and any interests in the Issuing Entity treated as equity for U.S. federal income tax purposes together may at no time be held by more than 95 Persons. No transfer of Restricted Notes (or any interest therein) will be permitted to the extent that such transfer would cause the number of direct or indirect holders of an interest in the Restricted Notes and any interests in the Issuing Entity treated as equity for U.S. federal income tax purposes to exceed a number equal to 95 Persons and any such transfers shall be void ab initio. The Depositor shall have the duty and obligation to ascertain the number of direct or indirect holders of an interest in the Restricted Notes and any interests in the Issuing Entity treated as equity for U.S. federal income tax purposes.

(ii) No holder of a Restricted Note (or interest therein) shall acquire or transfer any Restricted Note (or any interest therein) or cause any Restricted Note (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(iii) Each holder of a Restricted Note (or any interest therein) shall represent and warrant that it (i) is not, and will not become, a partnership, a corporation taxed under Subchapter S of the Code or a grantor trust (or disregarded entity the single owner of which is any of the foregoing) for U.S. federal income tax purposes, or (ii) is such an entity and (x) at no time will more than 50% of the value of any interest in such entity (or the single owner in the case of a disregarded entity described above) be attributable to such entity’s interest in the Restricted Notes and any interests in the Issuing Entity treated as equity for U.S. federal income tax purposes that it holds or beneficially owns and (y) it is not and will not be a principal purpose of the arrangement involving such holder’s interest in any Restricted Notes or interests in the Issuing Entity to permit any partnership to satisfy the 100 partner limitation of Treasury Regulation Section 1.7704-1(h)(1)(ii) necessary for such partnership not to be classified as a publicly traded partnership under the Code.

(iv) The provisions of this Section of the Indenture generally are intended to prevent the Issuing Entity from being characterized as a “publicly traded partnership” within the meaning of Section 7704 of the Code, and the Indenture Trustee shall take such intent into account in determining whether or not the requirements of this Section 2.15 have been complied with in connection with any proposed transfer of any Restricted Note (or interest therein).

11	(NALT 2022-A Indenture)

(v) Each holder of a Restricted Note (i) is a “United States person” as defined in Section 7701(a)(30) of the Code and (ii) shall provide a certification of non-foreign status, in such form as may be requested by the Depositor or the Indenture Trustee (e.g., IRS Form W-9), signed under penalties of perjury (and such other certification, representations or Opinion of Counsel as may be requested in this regard by the Depositor or the Indenture Trustee).

SECTION 2.16 Calculation Agent. The Calculation Agent will obtain the SOFR Rate and calculate the Interest Rates on the Floating Rate Notes and deliver to the Servicer written notice on each Interest Determination Date of such rates (which may be in electronic form). All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of the Floating Rate Notes. All percentages resulting from any calculation on the Floating Rate Notes will be rounded to the nearest one hundredth-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Floating Rate Note will be rounded to the nearest cent (with one-half cent being rounded upwards). If the Calculation Agent is unable or unwilling to act as such, the Administrative Agent will promptly appoint a replacement Calculation Agent or, if it elects to not make such an appointment, assume the duties of Calculation Agent.

SECTION 2.17 Determination of SOFR.

(a) So long as the Class A-2b Notes are Outstanding, the Calculation Agent shall obtain SOFR in accordance with the definition of “SOFR Rate” on each SOFR Adjustment Date and shall promptly provide such rate to the Administrative Agent or such person as directed by the Administrative Agent. All determinations of SOFR by the Calculation Agent, in the absence of manifest error, will be conclusive and binding on the Noteholders.

(b) The Basic Documents may be amended to make any technical, administrative or operational changes that, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice for asset-backed securities.

(c) All percentages resulting from any calculation on the Class A-2b Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2b Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

12	(NALT 2022-A Indenture)

(d) None of the Owner Trustee, the Indenture Trustee or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability of the SOFR Rate or whether clause (2) of the definition of “Compounded SOFR” is applicable or whether or when to give notice to any other transaction party of such applicability or (ii) to determine whether any technical, administrative or operational changes are necessary or advisable, if any, to adjust the SOFR Rate in a manner substantially consistent with or conforming to market practice for asset-backed securities.

(e) None of the Owner Trustee, the Indenture Trustee or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or any of the other Basic Documents as a result of the unavailability of SOFR Rate and absence of a designated replacement benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement or any of the other Basic Documents and reasonably required for the performance of such duties.

ARTICLE THREE

COVENANTS

SECTION 3.01 Payments to Noteholders, Trust Certificateholders and Depositor. The Issuing Entity shall duly and punctually (i) pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture and (ii) cause the Servicer to direct the Indenture Trustee to release from the Note Distribution Account all other amounts distributable or payable from the Owner Trust Estate (including distributions to be made to the Trust Certificateholders on any Payment Date) under the Trust Agreement and the Servicing Agreement. Without limiting the foregoing, subject to Section 8.04, the Issuing Entity shall cause the Servicer to direct the Indenture Trustee to apply all amounts on deposit in the Note Distribution Account on each Payment Date that have been deposited therein for the benefit of the Notes. Amounts properly withheld under the Code by any Person from a payment to any Noteholder or Trust Certificateholder of interest or principal (or other amounts) shall be considered to have been paid by the Issuing Entity to such Noteholder or Trust Certificateholder for all purposes of this Indenture.

SECTION 3.02 Maintenance of Office or Agency. The Note Registrar, on behalf of the Issuing Entity, shall maintain at the Corporate Trust Office or at such other location in St. Paul, Minnesota, chosen by the Note Registrar, acting for the Issuing Entity, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices to and demands upon the Issuing Entity in respect of the Notes and this Indenture may be served. The Issuing Entity hereby initially appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands. The Issuing Entity shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuing Entity shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuing Entity hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

13	(NALT 2022-A Indenture)

SECTION 3.03 Money for Payments to be Held in Trust. As provided in Sections 5.04(b) and 8.04, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account or the Reserve Account, if any, shall be made on behalf of the Issuing Entity by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on Notes shall be paid over to the Issuing Entity except as provided in this Section. All payments of amounts due and payable with respect to any Notes or Trust Certificates that are to be made from amounts withdrawn from the Note Distribution Account or Reserve Account pursuant to Sections 3.01, 4.02 and 4.03 shall be made on behalf of the Issuing Entity by the Indenture Trustee or by a Paying Agent, and no amounts so withdrawn from such accounts for payments of Notes or Trust Certificates shall be paid over to the Issuing Entity or the Owner Trustee, except as provided by this Section.

On each Payment Date and Redemption Date, the Issuing Entity shall deposit or cause to be deposited (including the provision of instructions to the Indenture Trustee to make any required withdrawals from the Reserve Account) into the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, and the Paying Agent shall hold such sum in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of any failure by the Issuing Entity to effect such deposit.

The Indenture Trustee, as Paying Agent, hereby agrees with the Issuing Entity that it will, and the Issuing Entity will cause each Paying Agent other than the Indenture Trustee, as a condition to its acceptance of its appointment as Paying Agent, to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b) give the Indenture Trustee notice of any default by the Issuing Entity of which it has actual knowledge (or any other obligor upon the Notes , if any) in the making of any payment required to be made with respect to the Notes;

(c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

14	(NALT 2022-A Indenture)

The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuing Entity Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed after such amount has become due and payable and after the Indenture Trustee has taken the steps described in this paragraph shall be discharged from such trust and be paid to Second Harvest Food Bank of Middle Tennessee upon presentation thereto of an Issuing Entity Order, and the related Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease. If any Noteholder shall not surrender its Notes for retirement within six months after the date specified in the written notice of final payment described in Section 8.04(e), the Indenture Trustee will give a second written notice to the registered Noteholders that have not surrendered their Notes for final payment and retirement. If within one year after such second notice any Notes have not been surrendered, the Indenture Trustee shall, at the expense and direction of the Issuing Entity, cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to Second Harvest Food Bank of Middle Tennessee. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuing Entity, any other reasonable means of notification of such repayment specified by the Issuing Entity or the Administrative Agent.

SECTION 3.04 Existence. The Issuing Entity shall keep in full effect its existence, rights and franchises as a trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United States, in which case the Issuing Entity shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Owner Trust Estate.

SECTION 3.05 Protection of Owner Trust Estate. The Issuing Entity intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other liens in respect of the Owner Trust Estate, and the Issuing Entity shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Owner Trust Estate. The Issuing Entity shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrative Agent and delivered to the Issuing Entity, and shall take such other action necessary or advisable to:

15	(NALT 2022-A Indenture)

(a) Grant more effectively all or any portion of the Collateral;

(b) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(d) enforce any of the Collateral;

(e) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in the Collateral against the claims of all Persons; or

(f) pay all taxes or assessments levied or assessed upon the Collateral when due.

The Issuing Entity hereby designates the Indenture Trustee its agent and attorney-in-fact to authorize, file and/or execute all financing statements, continuation statements or other instruments required to be authorized, executed and/or filed pursuant to this Section.

SECTION 3.06 Opinions as to Owner Trust Estate.

(a) On the Closing Date, the Issuing Entity shall furnish or cause to be furnished to the Indenture Trustee, an Opinion of Counsel to the effect that, in the opinion of such counsel (subject to standard limitations, qualifications and assumptions), the provisions of the Indenture are effective under the New York UCC to create in favor of the Indenture Trustee a security interest in the Issuing Entity’s rights in the Collateral and in identifiable proceeds thereof, and upon filing of the applicable financing statement, the Indenture Trustee’s security interest in the Issuing Entity’s rights in the Collateral and in identifiable proceeds thereof will be perfected.

(b) On or before June 30 of each calendar year, beginning with June 30, 2023, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel stating either (i) that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest of this Indenture and reciting the details of such action, or (ii) that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

SECTION 3.07 Performance of Obligations; Servicing of the 2022-A Series Assets.

(a) The Issuing Entity shall not take any action and shall use its best efforts not to permit any action to be taken by others, including the Administrative Agent, that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Owner Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in the Basic Documents or such other instrument or agreement.

16	(NALT 2022-A Indenture)

(b) The Issuing Entity may contract with other Persons, to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity. Initially, the Issuing Entity has contracted with the Administrative Agent, and the Administrative Agent has agreed, to assist the Issuing Entity in performing its duties under this Indenture.

(c) The Issuing Entity shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Owner Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Basic Documents in accordance with and within the time periods provided for herein and therein. The Issuing Entity, as a party to the Basic Documents and as Holder of the 2022-A Series Certificate, shall not modify, amend, supplement, waive or terminate any Basic Document or any provision thereof other than in accordance with the applicable amendment provisions set forth in such Basic Document.

(d) If a Responsible Officer of the Indenture Trustee or an Authorized Officer of the Issuing Entity shall have actual knowledge of the occurrence of a Servicer Default, such entity shall promptly notify the other entity and the Administrative Agent thereof (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(k) of the Trust Administration Agreement), and shall specify in such notice the action, if any, the other entity is taking in respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the 2022-A Series Assets, the Issuing Entity shall take all reasonable steps available to it to remedy such failure. Upon the occurrence of a Servicer Default with respect to the 2022-A Series or the Titling Company Assets allocated thereto or associated therewith, the Indenture Trustee may terminate all of the rights and obligations of the Servicer with respect to the 2022-A Series and the Titling Company Assets allocated thereto and associated therewith only, and a successor Servicer shall be appointed pursuant to the Servicing Agreement.

(e) Upon any termination of the Servicer’s rights and powers or resignation of the Servicer pursuant to the Servicing Agreement, the Issuing Entity or the Indenture Trustee shall promptly notify the other entity thereof. As soon as a successor Servicer is appointed pursuant to the Servicing Agreement, the Issuing Entity or the Indenture Trustee shall notify the other entity of such appointment, specifying in such notice the name and address of such successor Servicer.

SECTION 3.08 Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

(a) engage in any activities other than financing, acquiring, owning, pledging and managing the 2022-A Series Certificate as contemplated by this Indenture and the other Basic Documents;

(b) except as expressly permitted herein and in the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity, including those assets included in the Owner Trust Estate, unless directed to do so by the Indenture Trustee;

17	(NALT 2022-A Indenture)

(c) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Owner Trust Estate;

(d) except as may be permitted expressly hereby (i) permit the validity or effectiveness of this Indenture to be impaired, permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Owner Trust Estate, any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any 2022-A Series Asset and arising solely as a result of an action or omission of the related Lessee) or (iii) except as otherwise provided in the Basic Documents, permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Owner Trust Estate;

(e) incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Basic Documents; or

(f) except as otherwise permitted by the Basic Documents, dissolve or liquidate in whole or in part.

SECTION 3.09 Annual Statement as to Compliance. The Issuing Entity will cause the Servicer to deliver to the Indenture Trustee concurrently with its delivery thereof to the Issuing Entity the annual statement of compliance described in Section 8.11 of the 2022-A Servicing Supplement. In addition, on the same date annually upon which such annual statement of compliance is to be delivered by the Servicer, the Issuing Entity shall deliver to the Indenture Trustee an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a) a review of the activities of the Issuing Entity during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under this Indenture in all material respects throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

On or before June 15th of each calendar year in which a Form 10-K is required to be filed on behalf of the Issuing Entity, commencing in 2023, the Indenture Trustee shall deliver to the Issuing Entity and the Servicer a report regarding the Indenture Trustee’s assessment of compliance with each of the Servicing Criteria specified on Exhibit B hereto during the immediately preceding reporting year accompanied by an attestation report by a registered public

18	(NALT 2022-A Indenture)

accounting firm, in each case as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Issuing Entity and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified on Exhibit B hereto.

SECTION 3.10 Restrictions on Certain Other Activities. Except as otherwise provided in the Basic Documents, unless and until the Issuing Entity shall have been released from its duties and obligations hereunder, the Issuing Entity shall not: (i) engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of this Indenture), pledging and managing the 2022-A Series Certificate in the manner contemplated by the Basic Documents and activities incidental thereto; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness; (iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.11 Notice of Defaults. The Issuing Entity agrees to give the Indenture Trustee and each Rating Agency prompt written notice of each Indenture Default hereunder.

SECTION 3.12 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuing Entity shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 3.13 Delivery of the 2022-A Series Certificate. On the Closing Date, the Issuing Entity shall deliver or cause to be delivered to the Indenture Trustee as security for its obligations hereunder, the 2022-A Series Certificate. The Indenture Trustee shall take possession of the 2022-A Series Certificate in the Borough of Manhattan in the City of New York and shall at all times during the period of this Indenture maintain custody of the 2022-A Series Certificate in the Borough of Manhattan in the City of New York.

SECTION 3.14 Compliance with Laws. The Issuing Entity shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuing Entity to perform its obligations under the Notes, this Indenture or any other Basic Document.

SECTION 3.15 Issuing Entity May Consolidate, etc., Only on Certain Terms.

(a) The Issuing Entity shall not consolidate or merge with or into any other Person unless:

(i) the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

19	(NALT 2022-A Indenture)

(ii) immediately after giving effect to such transaction, no Default or Indenture Default shall have occurred and be continuing;

(iii) the Issuing Entity shall have provided each Rating Agency 10 days’ prior written notice thereof, and no Rating Agency shall have notified the Indenture Trustee, the Administrative Agent or the Owner Trustee that such transaction might or would result in the removal or reduction of the rating then assigned thereby to any Class of Notes;

(iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not (A) affect the treatment of the Notes (other than the Tax Retained Notes, if any) as debt for U.S. federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes (other than the Tax Retained Notes, if any) for U.S. federal income tax purposes or (C) cause the Issuing Entity, the Depositor or the Titling Company to be taxable as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes;

(v) any action that is necessary to maintain each lien and security interest created by the Trust Agreement or this Indenture shall have been taken; and

(vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and any related supplemental indenture complies with this Article III and that all conditions precedent provided in this Indenture relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b) The Issuing Entity shall not convey or transfer any of its properties or assets, including those included in the Owner Trust Estate, to any Person other than pursuant to the terms of the Basic Documents, unless:

(i) the Person that acquires by conveyance or transfer such properties and assets of the Issuing Entity shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (D)

20	(NALT 2022-A Indenture)

unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings that counsel satisfactory to such purchaser or transferee and the Indenture Trustee determines must be made with (1) the Commission (and any other appropriate Person) required by the Exchange Act or the appropriate authorities in any state in which the Notes have been sold pursuant to any qualification or exemption under the securities or “blue sky” laws of such state, in connection with the Notes or (2) the Internal Revenue Service or the relevant state or local taxing authorities of any jurisdiction;

(ii) immediately after giving effect to such transaction, no Default or Indenture Default shall have occurred and be continuing;

(iii) the Issuing Entity shall have provided each Rating Agency 10 days’ prior written notice thereof, no Rating Agency shall have notified the Indenture Trustee, the Administrative Agent or the Owner Trustee that such transaction might or would result in the removal or reduction of the rating then assigned thereby to any Class of Notes;

(iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not (A) affect the treatment of the Notes as debt for U.S. federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuing Entity, the Depositor or the Titling Company to be taxable as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes;

(v) any action that is necessary to maintain each lien and security interest created by the Trust Agreement or this Indenture shall have been taken; and

(vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.16 Successor or Transferee.

(a) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.15(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.

(b) Upon a conveyance or transfer of all the assets and properties of the Issuing Entity pursuant to Section 3.15(b), Nissan Auto Lease Trust 2022-A will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuing Entity with respect to the Notes and the Trust Certificates immediately upon the delivery of written notice to the Indenture Trustee stating that Nissan Auto Lease Trust 2022-A is to be so released.

21	(NALT 2022-A Indenture)

SECTION 3.17 Removal of the Administrative Agent. So long as any Notes are Outstanding, the Issuing Entity shall not remove the Administrative Agent without cause unless so instructed by the Owner Trustee or the Indenture Trustee or in accordance with Section 1.09 of the Trust Administration Agreement.

SECTION 3.18 Perfection Representations.

(a) The representations, warranties and covenants set forth in Schedule I hereto shall be a part of this Indenture for all purposes.

(b) Notwithstanding any other provision of this Indenture or any other Basic Document, the perfection representations contained in Schedule I hereto shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

(c) The parties to this Indenture: (i) shall not waive any of the perfection representations contained in Schedule I hereto; (ii) shall provide the Administrative Agent with prompt written notice of any breach of perfection representations contained in Schedule I hereto (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(k) of the Trust Administration Agreement); and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I hereto.

SECTION 3.19 Securities Exchange Act Filings. The Issuing Entity hereby authorizes the Servicer and the Depositor, or either of them, to prepare, sign, certify and file any and all reports, statements and information related to the Issuing Entity or the Notes required to be filed pursuant to the Exchange Act, and the rules and regulations thereunder.

SECTION 3.20 Regulation AB Representations, Warranties and Covenants. The Issuing Entity agrees to perform all duties and obligations applicable to or required of the Issuing Entity set forth in Schedule A to the 2022-A Servicing Supplement and makes the representations and warranties therein applicable to it.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01 Satisfaction and Discharge of Indenture. This Indenture shall discharge with respect to the Collateral securing the Notes and cease to be of further effect with respect to the Notes, except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.04, 3.05, 3.08, 3.10(i), 3.10(ii) and 3.15, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Sections 3.03 and 4.02) and (f) the rights of the Noteholders as

22	(NALT 2022-A Indenture)

beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of the Issuing Entity and at the expense and on behalf of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i) either (A) all Notes theretofore authenticated and delivered (other than (1) Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter paid to the Persons entitled thereto or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable on the applicable Note Final Scheduled Payment Date within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuing Entity, and the Issuing Entity, in the case of clauses (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (that will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (including interest and any fees due and payable to the Owner Trustee or the Indenture Trustee) not theretofore delivered to the Indenture Trustee for cancellation, when due, to the applicable Note Final Scheduled Payment Date for each Class, or to the Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

(ii) the Issuing Entity has paid or caused to be paid all other sums payable hereunder by the Issuing Entity; and

(iii) the Issuing Entity has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and an Independent Certificate from a firm of certified public accountants (if required by the TIA and if such discharge is not related to a redemption of the Notes in accordance with Section 10.01), each meeting the applicable requirements of Section 11.01 and, subject to Section 11.02, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, to the extent the Notes are still outstanding, stating that the Rating Agency Condition has been satisfied.

SECTION 4.02 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee of all sums due and to become due thereon for principal and interest. Such monies need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or as required by law.

23	(NALT 2022-A Indenture)

SECTION 4.03 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and such Paying Agent shall thereupon be released from all further liability with respect to such monies.

ARTICLE FIVE

INDENTURE DEFAULT

SECTION 5.01 Indenture Defaults. Any one of the following events (whatever the reason for such Indenture Default and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an “Indenture Default”):

(a) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five Business Days or more;

(b) default in the payment of principal of any Note on the related Note Final Scheduled Payment Date or the Redemption Date;

(c) material default in the observance or performance of any covenant or agreement of the Issuing Entity made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuing Entity made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been inaccurate in any material respect as of the time when the same shall have been made, which default or inaccuracy materially and adversely affects the interests of the Noteholders and such default or inaccuracy shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was inaccurate shall not have been eliminated or otherwise cured, for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (1) such failure is capable of remedy within 90 days or less and (2) a majority of the Outstanding Amount of Notes, voting as a single class, consent to such longer cure period) after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by Noteholders representing at least the majority of the Outstanding Amount of Notes, voting as single class, a written notice specifying such default or inaccurate representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) the filing of a petition seeking entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Owner Trust Estate in an involuntary case under any applicable federal or state bankruptcy, liquidation, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Owner Trust Estate, or ordering the winding up or liquidation of the Issuing Entity’s affairs, and such proceeding shall remain unstayed, undismissed and in effect for a period of 90 consecutive days or immediately upon entry of any such decree or order; or

24	(NALT 2022-A Indenture)

(e) the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, the consent by the Issuing Entity to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Owner Trust Estate, the making by the Issuing Entity of any general assignment for the benefit of creditors, the failure by the Issuing Entity generally to pay its debts as such debts become due or the taking of action by the Issuing Entity in furtherance of any of the foregoing.

The Issuing Entity shall deliver to the Indenture Trustee, each Rating Agency and each Noteholder, within five (5) Business Days after obtaining actual knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice and the lapse of time would become an Indenture Default under clauses (c) or (d), its status and what action the Issuing Entity is taking or proposes to take with respect thereto.

Subject to the provisions herein relating to the duties of the Indenture Trustee, if an Indenture Default occurs and is continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Noteholder, if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained herein, Noteholders holding not less than a Majority Interest of the Notes voting as a single class shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee.

SECTION 5.02 Acceleration of Maturity; Waiver of Indenture Default. If an Indenture Default should occur and be continuing, the Indenture Trustee or Noteholders representing a Majority Interest voting as a single class may declare the principal of the Notes and all accrued and unpaid interest thereon to be immediately due and payable. Upon such declaration, the Indenture Trustee shall promptly provide written notice to the Administrative Agent (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(k) of the Trust Administration Agreement). Such declaration may be rescinded by Noteholders holding a Majority Interest voting as a single class before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (a) the Issuing Entity has deposited with the Indenture Trustee an amount sufficient to pay (i) all interest on and principal of the Notes and all other amounts that would then be due hereunder as if the Indenture Default giving rise to such declaration had not occurred and (ii) all amounts paid or advanced by the Indenture Trustee and the reasonable compensation, expenses and advances of the Indenture Trustee and its agents and counsel; and (b) all Indenture Defaults (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived.

25	(NALT 2022-A Indenture)

Prior to the acceleration of the maturity of the Notes as provided in this Section 5.02, Noteholders holding not less than a Majority Interest of the Notes voting as a single class may waive any past Indenture Default and its consequences except an Indenture Default (i) in payment of principal of or interest on the Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuing Entity, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.

Upon any such waiver, such Indenture Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.

If the Notes have been declared due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Owner Trust Estate) or elect to maintain the Owner Trust Estate and continue to apply the proceeds from the Owner Trust Estate as if there had been no declaration of acceleration. Any sale of the Owner Trust Estate by the Indenture Trustee will be subject to the terms and conditions of Section 5.04.

SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuing Entity covenants that if there is a default in the payment of (i) any interest on the Notes when the same becomes due and payable, and such default continues for a period of five days or (ii) the principal of any Notes at the related Note Final Scheduled Payment Date or the Redemption Date, the Issuing Entity shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of such Noteholders, the entire amount then due and payable on such Notes for principal and interest, with interest on the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the Overdue Interest Rate and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents, attorneys and counsel.

(b) In case the Issuing Entity shall fail forthwith to pay amounts described in Section 5.03(a) upon demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuing Entity or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

26	(NALT 2022-A Indenture)

(c) If an Indenture Default occurs and is continuing, the Indenture Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Owner Trust Estate, Proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances and disbursements made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee and, if the Indenture Trustee shall consent to the making of payments directly to such Noteholders to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances and disbursements made by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith, and any other amounts due the Indenture Trustee under Section 6.07.

27	(NALT 2022-A Indenture)

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder or to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under the Notes, may be enforced by the Indenture Trustee without the possession of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, advances, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel shall be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

SECTION 5.04 Remedies; Priorities.

(a) If an Indenture Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Sections 5.02 and 5.05):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv) subject to Section 5.17, and, if applicable, giving effect to any direction of the Holder of the 2022-A Series Certificate (acting in accordance with instructions from the Registered Pledgee) pursuant to the 2022-A Series Supplement, after an acceleration of the maturity of the Notes pursuant to Section 5.02, sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee

28	(NALT 2022-A Indenture)

may not sell or otherwise liquidate the Collateral following an Indenture Default, other than an Indenture Default described in Section 5.01(a) or (b), unless (A) Noteholders holding 100% of the Outstanding Amount of Notes consent thereto, (B) the proceeds of such sale or liquidation are sufficient to discharge in full all amounts then due and unpaid upon all outstanding Notes or (C) the Indenture Trustee determines that the Owner Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable and the Indenture Trustee obtains the consent of Noteholders holding not less than 66 2⁄3% of the Outstanding Amount of Notes, voting together as a single class; and provided further, that the Indenture Trustee may not sell or otherwise liquidate the Collateral, other than a sale or liquidation resulting from the bankruptcy, insolvency or termination of the Issuing Entity, unless it shall first have obtained an Opinion of Counsel that such sale or liquidation will not cause the Titling Company or an interest therein or portion thereof to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) of the preceding sentence, the Indenture Trustee may but need not obtain (at the expense of the Issuing Entity) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Owner Trust Estate for such purpose.

(b) After an acceleration of the maturity of the Notes pursuant to Section 5.02, the Indenture Trustee shall pay out money or property held as Collateral (including available monies on deposit in the Reserve Account and any money or property collected pursuant to this Article Five upon sale of all or part of the Collateral) and deposited in the Note Distribution Account in accordance with Section 8.04(b).

(c) The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuing Entity shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 5.05 Optional Preservation of the Collateral. If the Notes have been declared to be due and payable under Section 5.02 following an Indenture Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral and continue to apply the proceeds thereof in accordance with Sections 3.01 and 8.04. It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal and interest on the Notes, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may but need not obtain (at the expense of the Issuing Entity) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

29	(NALT 2022-A Indenture)

SECTION 5.06 Limitation of Suits.

(i) Except to the extent expressly set forth in Sections 7.07 or 11.21 of this Indenture, no Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or the other Basic Documents, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Noteholder previously has given to the Indenture Trustee written notice of a continuing Indenture Default or a breach of the Basic Documents by a party thereto (an “Action”), (ii) Noteholders holding not less than 25% of the Outstanding Amount of Notes, voting together as a single class, have made written request to the Indenture Trustee to institute such Proceeding in respect of such Indenture Default or Action, as applicable, in its own name as Indenture Trustee, (iii) such Noteholder has offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee has for 60 days after receipt of such notice failed to institute such Proceedings and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by Noteholders holding at least a Majority Interest, voting together as a single class.

No Noteholder or group of Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a Majority Interest of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

(ii) No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuing Entity.

SECTION 5.07 Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, any Noteholder shall have the right to receive payment of the principal of and interest on, if any, such Note on or after the respective due dates thereof expressed in such Note or this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

SECTION 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

30	(NALT 2022-A Indenture)

SECTION 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Indenture Default shall impair any such right or remedy or constitute a waiver of any such Default or Indenture Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.11 Control by Noteholders. Subject to the provisions of Sections 5.04, 5.06, 6.02(d) and 6.02(e), Noteholders holding at least a Majority Interest voting as a single class shall have the right to direct the time, method and place of conducting any Proceeding or any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee, provided that:

(a) such direction shall not be in conflict with any rule of law or this Indenture;

(b) subject to Section 5.04, any direction to the Indenture Trustee to, sell or liquidate the Collateral shall be made by Noteholders holding not less than 100% of the Outstanding Amount;

(c) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Indenture Trustee by Noteholders holding less than 100% of the Outstanding Amount to sell or liquidate the Collateral shall be of no force and effect; and

(d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.

SECTION 5.12 [Reserved].

31	(NALT 2022-A Indenture)

SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder or group of Noteholders, in each case holding Notes evidencing more than 10% of the Outstanding Amount of Notes, voting together as a single class or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the related due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14 Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Owner Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

SECTION 5.16 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Indenture Trustee to do so, the Issuing Entity shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor and the Servicer, as applicable, of each of their obligations to the Issuing Entity under or in connection with the Servicing Agreement, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with each such agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Servicer of its obligations under the Servicing Agreement.

32	(NALT 2022-A Indenture)

(b) If an Indenture Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of Noteholders holding not less than a Majority Interest of the Notes voting as a single class, shall, exercise all rights, remedies, powers, privileges and claims of the Issuing Entity against the Depositor and the Servicer under or in connection with the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Servicer of its obligations to the Issuing Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Servicing Agreement, and any right of the Issuing Entity to take such action shall be suspended.

SECTION 5.17 Sale of Collateral. If the Indenture Trustee acts to sell the Collateral or any part thereof, pursuant to Section 5.04(a), the Indenture Trustee shall effect such a sale at one or more public or private sales called and conducted in any manner permitted by law in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Unless otherwise prohibited by applicable law from any such action, the Indenture Trustee shall sell the Collateral or any part thereof, in such manner to the highest bidder; provided, however, that the Indenture Trustee may from time to time postpone any sale. The Indenture Trustee shall give notice to the Depositor and Servicer of any proposed sale, and the Depositor and Servicer shall be permitted to bid for the Collateral at any such sale. The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuing Entity that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Collateral pursuant to Section 5.04 and this Section shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall has been sold or all amounts payable on the Notes shall have been paid. The Indenture Trustee shall cause the proceeds of any such sale to be deposited into the 2022-A Series Collection Account.

ARTICLE SIX

THE INDENTURE TRUSTEE

SECTION 6.01 Duties of Indenture Trustee.

(a) If an Indenture Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and in the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Indenture Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee, and any permissive right of the Indenture Trustee shall not be construed as a duty; and

33	(NALT 2022-A Indenture)

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture and the other Basic Documents to which the Indenture Trustee is a party.

(c) The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b);

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c).

(e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuing Entity.

(f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Servicing Agreement.

(g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

(i) The Indenture Trustee shall not be deemed to have knowledge of any Indenture Default, breach of any representation or warranty, or other event unless a Responsible Officer has actual knowledge thereof or has received written notice thereof in accordance with the provisions of this Indenture. For the avoidance of doubt, receipt by the Indenture Trustee of a Review Report shall not constitute actual knowledge of any breach of a representation or warranty.

34	(NALT 2022-A Indenture)

(j) In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics, and interruptions, loss or malfunctions of utilities, communications systems or services; provided, that the Indenture Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k) In no event shall the Indenture Trustee be liable for any costs, expenses and/or liabilities that could be allocated to a Requesting Party.

(l) The Indenture Trustee shall not be obligated to monitor, supervise or enforce the performance of the Depositor or NMAC under the Basic Documents, except as otherwise expressly specified herein and in the other Basic Documents.

SECTION 6.02 Rights of Indenture Trustee.

(a) Except as provided by the second succeeding sentence, the Indenture Trustee may conclusively rely and shall be protected in acting upon or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, direction, demand, election or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document. Notwithstanding the foregoing, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply on their face as to form to the requirements of this Indenture.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrative Agent, any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10 or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The Indenture Trustee will be liable for any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee shall not be liable for (i) any error of judgment made by it in good faith, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) any action it takes or omits to take in good faith in accordance with a direction received by it from the Noteholders in accordance with the terms of this Indenture or (iii) interest on any money received by it except as the Indenture Trustee and the Issuing Entity may agree in writing.

35	(NALT 2022-A Indenture)

(e) The Indenture Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel. The Indenture Trustee may consult with investment banking firms, accountants and other experts with respect to the performance of its duties under this Indenture, and the Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of such investment banking firms, accountants or other experts.

(f) Other than in connection with any actions expressly required to be taken by the Indenture Trustee pursuant to Section 7.08, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.

(g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the holders of Notes evidencing not less than 25% of the Outstanding Amount of Notes voting together as a single class; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of each such investigation shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.

(h) Any request or direction of the Issuing Entity mentioned herein shall be sufficiently evidenced by an Issuing Entity Request.

(i) The Indenture Trustee shall, for so long as any Notes are outstanding, be entitled to exercise all of the rights and powers of a Beneficiary under the Basic Documents.

(j) The Indenture Trustee will not be responsible for special, indirect, punitive or consequential damages.

(k) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide the Indenture Trustee upon its reasonable request from time to time such identifying information and documentation as may be reasonably available for such party in order to enable the Indenture Trustee to comply with Applicable Law.

36	(NALT 2022-A Indenture)

(l) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee herein, including the right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in its capacities as Indenture Trustee, Paying Agent, Securities Intermediary, and Secured Party under the Basic Documents.

No provision of this Indenture shall be deemed to impose any duty or obligation on the Indenture Trustee or take or omit to take any action, suffer any action to be taken or omitted, in the performance of its duties, or to exercise any right or power hereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would, in the judgment of the Indenture Trustee, expose it to liability or violate applicable law binding upon it (which determination may be based on an Opinion of Counsel).

SECTION 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. The Indenture Trustee must, however, comply with Section 6.11.

SECTION 6.04 Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Owner Trust Estate or the Notes (other than the certificate of authentication on the Notes), shall not be accountable for the Issuing Entity’s use of the proceeds from the Notes and shall not be responsible for any statement in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes, all of which shall be taken as the statements of the Issuing Entity, other than the Indenture Trustee’s certificate of authentication.

SECTION 6.05 Notice of Defaults. If an Indenture Default occurs and is continuing, and if a Responsible Officer of the Indenture Trustee has actual knowledge thereof, the Indenture Trustee shall mail notice of such Indenture Default within 60 days after it occurs to each Noteholder and to the Administrative Agent (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(k) of the Trust Administration Agreement). Except in the case of an Indenture Default with respect to payment of principal of or interest on any Note (including payments pursuant to the redemption of Notes), the Indenture Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the Noteholders; provided, however, that in the case of any Indenture Default of the character specified in Section 5.01(d), no such notice shall be given until at least 30 days after the occurrence thereof.

SECTION 6.06 Reports by Indenture Trustee to Noteholders. The Indenture Trustee, at the expense of the Issuing Entity, shall deliver to each Noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its U.S. federal and state income tax returns.

37	(NALT 2022-A Indenture)

SECTION 6.07 Compensation and Indemnity. The Administrative Agent shall pay to the Indenture Trustee from time to time reasonable compensation for its services as have been separately agreed upon between the Administrative Agent and the Indenture Trustee. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Administrative Agent shall indemnify each of the Indenture Trustee and the Calculation Agent for, and hold it harmless against, any and all Expenses incurred by it in connection with the performance of its duties (including the costs of defending any claim or bringing any claim to enforce the indemnification obligations of the Administrative Agent hereunder). The Indenture Trustee or the Calculation Agent, as applicable, shall notify the Issuing Entity and the Administrative Agent promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee or the Calculation Agent, as applicable, to so notify the Issuing Entity and the Administrative Agent shall not relieve the Issuing Entity or the Administrative Agent of its obligations hereunder. The Administrative Agent shall defend any such claim, and the Indenture Trustee or the Calculation Agent, as applicable, may have separate counsel and the fees and expenses of such counsel shall be paid as provided above. Neither the Indenture Trustee nor the Calculation Agent shall be indemnified by the Issuing Entity or the Administrative Agent against any loss, liability or expense incurred by it (a) through its own willful misconduct, negligence or bad faith, except that (i) the Indenture Trustee and the Calculation Agent shall not be liable for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee or the Calculation Agent, as applicable, was negligent in ascertaining the pertinent facts, (ii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Noteholders in accordance with the terms of this Indenture and (iii) the Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee and the Issuing Entity may agree in writing; (b) relating to any income or similar taxes on any fees payable to the Indenture Trustee or the Calculation Agent; (c) arising from the breach by the Indenture Trustee or the Calculation Agent of any of its representations or warranties set forth in the Basic Documents; or (d) arising in connection with the performance by the Indenture Trustee of the duties of a successor servicer under the Servicing Agreement. Neither the Indenture Trustee nor the Calculation Agent shall be deemed to have knowledge of any event unless a Responsible Officer of the Indenture Trustee or the Calculation Agent has actual knowledge thereof or has received written notice thereof. To the extent not paid by the Administrative Agent and outstanding for at least 60 days, such fees and indemnities, as applicable, shall be paid by the Issuing Entity pursuant to Sections 8.04(a) or 8.04(b), provided, that prior to such payment pursuant to the Indenture, the Indenture Trustee or the Calculation Agent, as applicable, shall notify the Administrative Agent in writing that such fees and indemnities, as applicable, have been outstanding for at least 60 days. If such fees and indemnities, as applicable, are paid pursuant to Sections 8.04(a) or 8.04(b), the Administrative Agent shall reimburse the Issuing Entity in full for such payments.

The Administrative Agent’s payment obligations to the Indenture Trustee and the Calculation Agent pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Indenture Trustee and the Calculation Agent. When the Indenture Trustee incurs expenses after the occurrence of an Indenture Default set forth in Section 5.01(d) or (e) with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

38	(NALT 2022-A Indenture)

SECTION 6.08 Replacement of Indenture Trustee. Noteholders holding not less than a Majority Interest of the Notes, voting together as a single class, may remove the Indenture Trustee without cause by so notifying in writing the Indenture Trustee and the Issuing Entity at least 30 days prior to the effective date of such removal, and following such removal may appoint a successor Indenture Trustee. The Issuing Entity shall give prompt written notice to each Rating Agency of such removal. The Indenture Trustee may resign at any time by so notifying in writing the Issuing Entity and the Servicer at least 30 days prior to the effective date of such resignation. The Servicer will thereafter deliver a copy of such notice to each Rating Agency. The Issuing Entity shall remove the Indenture Trustee with 30 days prior written notice if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding-up or liquidation of the Indenture Trustee’s affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;

(iii) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

(iv) the Indenture Trustee otherwise becomes incapable of acting.

Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee (the Indenture Trustee in any such event being referred to herein as the retiring Indenture Trustee), the Issuing Entity shall be required promptly to appoint a successor Indenture Trustee. Any successor Indenture Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA and shall in addition have (a) a combined capital and surplus of at least $50,000,000 (as set forth in its most recent published annual report of condition) and (b) a long-term debt rating of “Baa3” or its equivalent by each Rating Agency or otherwise satisfy the Rating Agency Condition.

39	(NALT 2022-A Indenture)

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuing Entity. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture, subject to satisfaction of the Rating Agency Condition. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity or Noteholders holding not less than a Majority Interest of the Notes, voting together as a single class, may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the retiring Indenture Trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to Section 6.07. The successor Indenture Trustee shall pay all reasonable costs and expenses incurred in connection with transferring the predecessor Indenture Trustee’s duties and obligations to the successor Indenture Trustee.

SECTION 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation or depository institution the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or depository institution shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide prompt written notice of any such transaction to the Administrative Agent (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(k) of the Trust Administration Agreement).

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated, and in case at that time the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee, and in all such cases such certificates shall have the full force that it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

40	(NALT 2022-A Indenture)

SECTION 6.10 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Indenture Trustee and the Administrative Agent acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Owner Trust Estate or any part hereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrative Agent may consider necessary or desirable. If the Administrative Agent shall not have joined in such appointment within 15 days after it received a request that it so join, the Indenture Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee and the Administrative Agent may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and specifically including every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrative Agent.

41	(NALT 2022-A Indenture)

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA and shall in addition have a combined capital and surplus of at least $50,000,000 (as set forth in its most recent published annual report of condition) and a long-term debt rating of at least “Baa3” or its equivalent by the Rating Agencies or satisfies the Rating Agency Condition. The Indenture Trustee shall also satisfy the requirements of Section 310(b) of the TIA, including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusions set forth in TIA Section 310(b)(1) are met. The Depositor, the Administrative Agent, the Servicer and their respective Affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its Affiliates, but neither the Issuing Entity nor any Affiliate of the Issuing Entity may serve as Indenture Trustee.

SECTION 6.12 Issuing Entity as Holder of the 2022-A Series Certificate. So long as any Notes are Outstanding, to the extent that the Issuing Entity has rights as a Holder of the 2022-A Series Certificate, including rights to distributions and notice, or is entitled to consent to any actions taken by the Trust Certificateholders pursuant to Section 4.02(a) of the Trust Agreement, the Issuing Entity may initiate such action or grant such consent only with consent of the Administrator, provided, that after the occurrence of an Indenture Default or with respect to any other action that has a Material Adverse Effect on the Noteholders, the Issuing Entity may initiate such action or grant such consent only with the consent of the Indenture Trustee. To the extent that, following the occurrence of an Indenture Default or other Material Adverse Effect on the Noteholders, the Indenture Trustee has rights as a Holder of the 2022-A Series Certificate or has the right to consent or withhold consent with respect to actions taken by the Trust Certificateholders pursuant to Section 4.02(a) of the Trust Agreement, the Servicer or the Issuing Entity, such rights shall be exercised or consent granted (or withheld) upon the written direction of Holders not less than a Majority Interest of the Notes voting together as a single class; provided, however, that subject to Section 3.07, any direction to the Indenture Trustee to remove or replace the Servicer upon a Servicer Default shall be made by Noteholders holding not less than 66 2⁄3% of the Outstanding Amount, voting together as a single class, and with respect to Section 11.15, such direction shall require the written direction of Noteholders holding 100% of the Outstanding Amount.

42	(NALT 2022-A Indenture)

SECTION 6.13 Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuing Entity and Noteholders shall rely:

(i) the Indenture Trustee is a national banking association duly organized, validly existing under the laws of the United States; and

(ii) the Indenture Trustee has full power, authority and legal right to execute, deliver, and, perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture.

SECTION 6.14 Furnishing of Documents. The Indenture Trustee shall furnish to any Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the Indenture Trustee under the Basic Documents; provided, however, the Indenture Trustee may require such Noteholder to deliver the Indenture Trustee a nondisclosure agreement in a form satisfactory to the Indenture Trustee with respect to the information contained in any such requested document; provided further, however, that no such nondisclosure agreement shall be required for any lists of Noteholders requested to be furnished pursuant to Section 7.01 hereof or any documents that are publicly available.

SECTION 6.15 Preferred Collection of Claims Against Issuing Entity. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE SEVEN

NOTEHOLDERS’ LISTS AND REPORTS

SECTION 7.01 Note Registrar to Furnish Noteholder Names and Addresses. The Note Registrar shall furnish or cause to be furnished to the Indenture Trustee, the Owner Trustee, the Servicer or the Administrative Agent, within 15 days after receipt by the Note Registrar of a written request therefrom, a list of the names and addresses of the Noteholders of any Class as of the most recent Record Date. If three or more Noteholders, or one or more Holders evidencing not less than 25% of the Outstanding Amount of the Notes (hereinafter referred to as “Applicants”), apply in writing to the Indenture Trustee, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the communication that such Applicants propose to transmit, then the Indenture Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Noteholders. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication by proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Indenture Trustee and the Issuing Entity that none of the Indenture Trustee, the Owner Trustee, the Issuing Entity, the Servicer or the Administrative Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders under this Indenture, regardless of the source from which such information was derived.

43	(NALT 2022-A Indenture)

If the Indenture Trustee shall cease to be the Note Registrar, then thereafter the Issuing Entity shall furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after each Record Date a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished.

Notwithstanding the foregoing, so long as the Indenture Trustee is the Note Registrar no such list shall be required to be furnished to the Indenture Trustee, and so long as the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee, Owner Trustee, Servicer or Administrative Agent.

SECTION 7.02 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c) The Issuing Entity, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

(d) A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may send a request to the Depositor at any time notifying the Depositor that such Noteholder or Note Owner, as applicable, would like to communicate with other Noteholders or Note Owners, as applicable, with respect to an exercise of their rights under the terms of the Basic Documents. If the requesting party is not a Noteholder as reflected on the Note Register, the Depositor may require that the requesting party provide Verification Documents. Each request must include (i) the name of the requesting Noteholder or Note Owner, and (ii) a description of the method by which other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner. A Noteholder or Note Owner, as applicable, that delivers a request under this Section 7.02 will be deemed to have certified to the Issuing Entity and the Servicer that its request to communicate with other Noteholders or Note Owners, as applicable, relates solely to a possible exercise of rights under this Indenture or the other Basic Documents, and will not be used for other purposes. In each monthly distribution report on Form 10-D under the Exchange Act with respect to the Issuing Entity, the Depositor shall include disclosure regarding any request that complies with the requirements of this Section 7.02 received during the related Collection Period from a Noteholder or Note Owner to communicate with other Noteholders or Note Owners, as applicable, related to the Noteholders or Note Owners exercising their rights under the terms of the Basic Documents. The disclosure in such Form 10-D regarding the request to communicate shall include (w) the name of the

44	(NALT 2022-A Indenture)

investor making the request, (x) the date the request was received, (y) a statement to the effect that the Issuing Entity has received a request from such Noteholder or Note Owner, as applicable, stating that such Noteholder or Note Owner, as applicable, is interested in communicating with other Noteholders or Note Owners, as applicable, with regard to the possible exercise of rights under the Basic Documents, and (z) a description of the method other Noteholders or Note Owners, as applicable, may use to contact the requesting Noteholder or Note Owner. NMAC and the Depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the Indenture Trustee in connection with the preparation thereof.

SECTION 7.03 Reports by Issuing Entity.

(a) The Issuing Entity shall:

(i) file with the Indenture Trustee, within 15 days after the Issuing Entity is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by the rules and regulations prescribe) that the Issuing Entity may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuing Entity with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall end on March 31 of each year, unless the fiscal year of the Servicer ends on some other date, in which case, the fiscal year of the Issuing Entity shall be the same as the fiscal year of the Servicer.

SECTION 7.04 Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each fiscal year of the Issuing Entity, beginning with the fiscal year ending March 31, 2023, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that sets forth the information required by TIA Section 313(a), including any change to its eligibility and qualification to continue as Indenture Trustee under this Indenture, any amounts advanced by it under this Indenture, the amount, interest rate and maturity date of certain indebtedness owed by the Issuing Entity to the Indenture Trustee, in its individual capacity, the property and funds physically held by the Indenture Trustee in its capacity as such, and any action taken by it that materially affects the Notes and that has not been previously reported. The Indenture Trustee also shall comply with TIA Section 313(b).

45	(NALT 2022-A Indenture)

A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuing Entity shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

SECTION 7.05 Indenture Trustee Website. The Indenture Trustee may make available to the Noteholders, via the Indenture Trustee’s website, all reports or notices required to be provided by the Indenture Trustee under the terms of this Indenture and, with the consent or at the direction of the Servicer, such other information regarding the Notes as the Indenture Trustee may have in its possession. Any information that is disseminated in accordance with the provisions of this Section 7.05 shall not be required to be disseminated in any other form or manner. Except for documents prepared by the Indenture Trustee and subject to its obligations under this Indenture, the Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at https://pivot.usbank.com or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the parties hereto. In connection with providing access to the Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer.

SECTION 7.06 Information to be Provided by the Indenture Trustee. The Indenture Trustee shall provide the Issuing Entity and the Servicer (each, a “Nissan Party” and collectively the “Nissan Parties”) with (i) notification as soon as practicable and in any event within ten Business Days, of all demands communicated to a Responsible Officer of the Indenture Trustee for the repurchase or replacement of any Lease and the Related Vehicle pursuant to Section 8.02 of the 2022-A Servicing Supplement, (ii) not later than the tenth day of each calendar month (or, if such day is not a Business Day, the immediately following Business Day), beginning July 11, 2022, a report substantially in the Form of Exhibit C with respect to any demands described in clause (i) during the immediately preceding calendar month (or, in the case of the initial notice, since the Closing Date) and (iii) promptly upon receipt of a written request by a Nissan Party, any other information in its possession reasonably requested by a Nissan Party to facilitate compliance by the Nissan Parties with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Indenture Trustee be deemed to be a “securitizer” as defined in Section 15G(a) of the Exchange Act, nor shall it have any responsibility for making any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

SECTION 7.07 Noteholder Demand for Repurchase; Dispute Resolution.

(a) If an Investor becomes aware of a breach of NMAC’s representations and warranties in Section 8.02(b) of the Servicing Agreement that would require NMAC to purchase or reallocate a 2022-A Lease and the related 2022-A Vehicle from the 2022-A Series to the Unallocated Assets Series or an Other Series pursuant to Section 8.02(b) of the Servicing

46	(NALT 2022-A Indenture)

Agreement, such Investor (the “Requesting Investor”) may or, by written notice to the Indenture Trustee, may direct the Indenture Trustee to notify NMAC in writing of such breach and request that NMAC purchase or reallocate the related 2022-A Lease and the related 2022-A Vehicle from the 2022-A Series to the Unallocated Assets Series or an Other Series. Any such request, and any related direction to the Indenture Trustee, shall identify the 2022-A Lease and the related 2022-A Vehicle, as well as the related breach of representation or warranty. If the Requesting Investor is a Note Owner, then each written notice from such Requesting Investor must be accompanied by Verification Documents. Upon receipt of any written notice of a request that complies with the requirements of this Section 7.07(a), the Indenture Trustee shall forward such written notice to NMAC and request that NMAC purchase or reallocate such 2022-A Lease and the related 2022-A Vehicle from the 2022-A Series to the Unallocated Assets Series or an Other Series pursuant to Section 8.02(b) of the Servicing Agreement. For avoidance of doubt, following delivery of such notice and request to NMAC, the Indenture Trustee shall have no responsibility or liability for the determination by NMAC whether or not to purchase or reallocate the related 2022-A Lease and the related 2022-A Vehicle from the 2022-A Series to the Unallocated Assets Series or an Other Series, or for monitoring whether or not such purchase or reallocation occurs.

(b) If a Requesting Investor requests, or directs the Indenture Trustee to request the purchase or reallocation of a 2022-A Lease and the related 2022-A Vehicle from the 2022-A Series to the Unallocated Assets Series or an Other Series pursuant to clause (a) above, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of such Requesting Investor, within 180 days of the receipt of notice of the request by NMAC, the Requesting Investor may, or by written notice to the Indenture Trustee, may direct the Indenture Trustee to, refer the matter to either mediation or arbitration pursuant to Section 11.21. The Requesting Investor shall instruct the Indenture Trustee as to the selection of mediation or arbitration as the means of dispute resolution.

SECTION 7.08 Asset Review Voting.

If the Delinquency Percentage on any Payment Date exceeds the Delinquency Trigger, then Noteholders (if the Notes are represented by Definitive Notes) or Note Owners (if the Notes are represented by Book-Entry Notes) holding at least 5% of the Outstanding Amount as of the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the Asset Representations Reviewer should conduct an Asset Review by giving written notice to the Indenture Trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. If any Instituting Noteholder is not a Noteholder as reflected on the Note Register, the Indenture Trustee may require such Instituting Noteholder to provide Verification Documents to confirm that the Instituting Noteholder is, in fact, a Note Owner. If the Instituting Noteholders initiate a vote as described above, the Indenture Trustee shall submit the matter to a vote of all Noteholders, which shall be through the Clearing Agency if the Notes are represented by Book-Entry Notes). The Record Date for purposes of determining the identity of Noteholders or Note Owners, as applicable, entitled to vote shall be the date of filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The vote will remain open until the 120th day after the filing of the Form 10-D disclosing that the Delinquency Percentage

47	(NALT 2022-A Indenture)

exceeds the Delinquency Trigger. The “Noteholder Direction” shall be deemed to have occurred if Noteholders representing at least a majority of the voting Noteholders vote in favor of directing an Asset Review of the Subject Leases by the Asset Representations Reviewer. Following the completion of the voting process, the next Form 10-D filed by the Depositor will disclose whether or not a Noteholder Direction has occurred. Each of NMAC, the Depositor and the Issuing Entity hereby acknowledges and agrees that it shall reasonably cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to terms of this Section 7.08.

Within five Business Days of the Review Satisfaction Date, the Indenture Trustee will send a Review Notice to NMAC, the Depositor, the Servicer and the Asset Representations Reviewer.

For the avoidance of doubt, the Indenture Trustee shall not be required to (i) determine whether, or give notice to Noteholders that, a Delinquency Trigger has occurred or (ii) determine which assets are subject to an Asset Review by the Asset Representations Reviewer.

Notwithstanding the preceding clauses of this Section 7.08, a Noteholder (if the Notes are represented by Definitive Notes) or Note Owner (if the Notes are represented by Book-Entry Notes) need not direct an Asset Review be performed prior to (i) notifying (or directing the Indenture Trustee to notify) NMAC of a breach of NMAC’s representations and warranties in Section 8.02(b) of the Servicing Agreement that would require NMAC to purchase or reallocate a 2022-A Lease and the related 2022-A Vehicle from the 2022-A Series to the Unallocated Assets Series or an Other Series or (ii) referring the matter, at its discretion, to either mediation or arbitration pursuant to Section 11.21 of this Indenture.

ARTICLE EIGHT

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Owner Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Indenture Default under this Indenture and any right to proceed thereafter as provided in Article Five.

48	(NALT 2022-A Indenture)

SECTION 8.02 Accounts.

(a) Pursuant to the 2022-A Series Supplement, there has been established and there shall be maintained an Eligible Account (initially at U.S. Bank National Association) in the name of the Indenture Trustee until the Outstanding Amount of the Notes is zero, and thereafter, in the name of the Issuing Entity, which is designated as the “2022-A Series Collection Account.” The 2022-A Series Collection Account shall be held for the benefit of the Securityholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Securityholders. The 2022-A Series Collection Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Amount of the Notes has been reduced to zero, and thereafter under the sole dominion and control of the Issuing Entity.

(b) Pursuant to Section 5.01 of the Trust Agreement, there has been established and there shall be maintained an Eligible Account (initially at U.S. Bank National Association) in the name of the Indenture Trustee until the Outstanding Amount of Notes is reduced to zero, and thereafter, in the name of the Issuing Entity, which is designated as the “Reserve Account.” The Reserve Account shall be held for the benefit of the Securityholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Securityholders. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Amount of Notes has been reduced to zero, and thereafter under the sole dominion and control of the Issuing Entity.

(c) The Issuing Entity shall cause the Depositor, on or prior to the Closing Date, to establish and maintain an Eligible Account in the name of the Indenture Trustee on behalf of the Noteholders, which shall be designated as the “Note Distribution Account.” The Note Distribution Account shall be held in trust for the benefit of the Noteholders. The Note Distribution Account shall be under the sole dominion and control of the Indenture Trustee.

(d) All monies deposited from time to time in the Accounts pursuant to this Indenture or the 2022-A Servicing Supplement shall be held by the Indenture Trustee as part of the Collateral and shall be applied to the purposes herein provided. If any Account shall cease to be an Eligible Account or if the Servicer, in its sole discretion, notifies the Indenture Trustee in writing that an Account should be moved, then, the Indenture Trustee, until the Outstanding Amount of Notes has been reduced to zero, and thereafter, the Issuing Entity shall, as necessary, assist the Servicer in causing each Account to be moved to an institution selected by the Servicer at which it shall be an Eligible Account.

(e) The Securities Intermediary.

(i) The Securities Intermediary with respect to the 2022-A Series Collection Account, the Reserve Account and the Note Distribution Account shall, and U.S. Bank National Association as initial Securities Intermediary does, agree with the parties hereto that the jurisdiction of the Securities Intermediary with respect to the 2022-A Series Collection Account, the Reserve Account and the Note Distribution Account shall be the State of New York. The Securities Intermediary shall, and U.S. Bank National Association as initial Securities Intermediary does, represent and covenant that it is not and will not be (as long as it is the Securities Intermediary hereunder) a party to any agreement that is inconsistent with the provisions of this Indenture. The Securities Intermediary shall, and U.S. Bank National Association as initial Securities Intermediary does, covenant that it will not take any action inconsistent with the provisions of this Indenture applicable to it. The Securities Intermediary shall, and U.S. Bank National Association as initial Securities Intermediary does, agree that any item of property

49	(NALT 2022-A Indenture)

credited to the 2022-A Series Collection Account, the Reserve Account or the Note Distribution Account shall not be subject to any security interest, lien, encumbrance or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).

(ii) It is the intent of the Indenture Trustee and the Issuing Entity that each of the 2022-A Series Collection Account, the Reserve Account and the Note Distribution Account shall be a securities account of the Indenture Trustee and not an account of the Issuing Entity. Nonetheless, the Securities Intermediary shall agree to comply with entitlement orders with respect to the 2022-A Series Collection Account, the Reserve Account and the Note Distribution Account originated by the Indenture Trustee without further consent by the Issuing Entity or any other person or entity, and U.S. Bank National Association as initial Securities Intermediary agrees that, for so long as it is the Securities Intermediary hereunder, it will comply with entitlement orders regarding the disposition of funds held in or credited to the 2022-A Series Collection Account, the Reserve Account and the Note Distribution Account originated by the Indenture Trustee without further consent by the Issuing Entity or any other person or entity. The Securities Intermediary shall covenant that it will not agree with any person or entity other than the Indenture Trustee that it will comply with entitlement orders originated by any person or entity other than the Indenture Trustee, and U.S. Bank National Association as initial Securities Intermediary hereby covenants that, for so long as it is the Securities Intermediary hereunder, it will not agree with any person or entity other than the Indenture Trustee that it will comply with entitlement orders originated by any person or entity other than the Indenture Trustee. The Securities Intermediary shall agree to treat all assets credited to the 2022-A Series Collection Account, the Reserve Account and the Note Distribution Account as “financial assets” within the meaning of the UCC, and U.S. Bank National Association as initial Securities Intermediary agrees that, for so long as it is the Securities Intermediary hereunder, it will treat all assets credited to the 2022-A Series Collection Account, the Reserve Account and the Note Distribution Account as “financial assets” within the meaning of the UCC.

(iii) Nothing herein shall imply or impose upon the Securities Intermediary any duties or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC (and the Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the UCC). Without limiting the foregoing, nothing herein shall imply or impose upon the Securities Intermediary any duties of a fiduciary nature.

(iv) The rights and powers granted herein to the Indenture Trustee, and the covenants and obligations of the Securities Intermediary hereunder, have been granted in order to perfect the Indenture Trustee’s security interest in the 2022-A Series Collection Account, the Reserve Account and the Note Distribution Account, and such rights, powers, covenants and obligations hereunder shall continue in effect with respect to the 2022-A Series Collection Account, the Reserve Account and the Note Distribution Account until the Outstanding Amount of the Notes has been reduced to zero.

50	(NALT 2022-A Indenture)

(f) The Issuing Entity and the Securities Intermediary agree that, to the extent any agreement covering the 2022-A Series Accounts to which the Issuing Entity and the Securities Intermediary are parties is not currently governed by the law of the state of New York, such agreement is hereby amended so that the law of the state of New York governs the 2022-A Series Accounts, including, without limitation, all issues specified in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Securities Convention”) and the Indenture Trustee has control within the meaning of Section 8-106(d)(2) of the UCC. The Issuing Entity and the Securities Intermediary agree that no such governing law provision may be amended or modified without the written consent of the Indenture Trustee. To the extent that any 2022-A Series Account, or any agreement between the Securities Intermediary and the Issuing Entity with respect to the 2022-A Series Accounts, is at any time governed by laws other than the laws of the state of New York, the parties hereto do not consent to the new governing law for the purposes of Article 7 of the Hague Securities Convention.

SECTION 8.03 Payment Date Certificate.

(a) The Issuing Entity shall cause the Servicer to agree to deliver to the Indenture Trustee, the Owner Trustee and each Paying Agent hereunder or under the Trust Agreement, a certificate (the “Payment Date Certificate”) prior to 3:00 p.m., New York City time on or prior to the tenth calendar day of each month or, if the 10th day is not a Business Day, the next succeeding Business Day, including, among other things, the following information with respect to the Payment Date in such month and the related Collection Period and Accrual Period:

(i) the amount of Series Collections allocable to the 2022-A Series Certificate;

(ii) Available Funds, including amounts with respect to each of items (i) through (iv) of the definition thereof;

(iii) the amount of interest accrued during such Accrual Period on each Class of the Notes and, for any classes of Floating Rate Notes, the applicable Note Rate for the related Accrual Period for such Payment Date for such classes of Floating Rate Notes, respectively, if any;

(iv) the Class A-1 Note Balance, the Class A-2a Note Balance, the Class A-2b Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance and the Certificate Balance, in each case on the day immediately preceding such Payment Date;

(v) (A) the Reserve Account Requirement, (B) the Reserve Account Deposit Amount, if any, (C) the Reserve Account Draw Amount, if any, (D) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (E) the change in such balance from the immediately preceding Payment Date;

(vi) the Note Distribution Amount for each Class of Notes and the Certificate Distribution Amount;

51	(NALT 2022-A Indenture)

(vii) the amount of the Note Distribution Amount allocable to interest on and principal of the Notes and any Principal Carryover Shortfall for each Class of the Notes;

(viii) the amount of any principal paid on, and Principal Carryover Shortfall for, the Trust Certificates;

(ix) the Monthly Principal Distributable Amount and the Optimal Principal Distributable Amount;

(x) the Note Factor for each Class of the Notes and the Certificate Factor for the Trust Certificates after giving effect to the distribution of the Note Distribution Amount and the Certificate Distribution Amount, respectively;

(xi) the aggregate Securitization Value of 60-Day Delinquent Leases and related leased vehicles as of that payment date;

(xii) the Delinquency Percentage;

(xiii) the Delinquency Trigger;

(xiv) the aggregate amount of Residual Value Losses and Residual Value Surplus for such Collection Period;

(xv) the amount of Sales Proceeds Advances and Monthly Payment Advances included in Available Funds;

(xvi) the amount of any Payment Date Advance Reimbursement for such Collection Period;

(xvii) [Reserved];

(xviii) [Reserved];

(xix) the Servicing Fee for such Collection Period;

(xx) delinquency and loss information for the Collection Period;

(xxi) any material changes in practices with respect to charge-offs, collection and management of delinquent Leases, and the effect of any grace period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience;

(xxii) any material modifications, extensions or waivers to Lease terms, fees, penalties or payments during the Collection Period;

(xxiii) any material breaches of representations, warranties or covenants contained in the Leases;

(xxiv) any new issuance of notes or other securities backed by the 2022-A Series Assets (if applicable); and

52	(NALT 2022-A Indenture)

(xxv) any material additions, removals or substitutions of 2022-A Series Assets, repurchases of 2022-A Series Assets.

Each amount set forth pursuant to clauses (iii), (iv), (vi), (vii) and (viii) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note or Trust Certificate, as applicable.

(b) The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Payment Date Certificate delivered to the Indenture Trustee in accordance with this Section, and the Indenture Trustee shall be fully protected in relying upon such Payment Date Certificate.

SECTION 8.04 Disbursement of Funds.

(a) Subject to Section 8.04(b), on each Payment Date (so long as the maturity of the Notes has not been accelerated pursuant to Section 5.02 or, if the maturity of the Notes has been accelerated and such acceleration has been rescinded), prior to 11:00 a.m., New York City time, or such other time as may be agreed to by the applicable Noteholder, the Indenture Trustee shall, in accordance with the related Payment Date Certificate and pursuant to the instructions of the Servicer, transfer from the 2022-A Series Collection Account all Securityholder Available Funds and apply such amount in accordance with the following priorities:

(i) to the Note Distribution Account, to pay, on a pro rata basis, based on the amount distributable to each class of Notes, an amount equal to the interest accrued at the applicable Interest Rate for such Class of Notes during the related Accrual Period on the applicable Outstanding Amount of Notes (plus any accrued and unpaid interest with respect to any prior Accrual Period) for such Class (and, to the extent permitted by applicable law, interest on any overdue interest at the applicable Overdue Interest Rate);

(ii) to the Note Distribution Account, the Monthly Principal Distributable Amount distributable to each Class of Notes, in the following order of priority:

(A)	to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(B)

after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes) until the Class A-2 Notes have been paid in full;

(C)	after the principal amount of the Class A-2 Notes is reduced to zero, to the Class A-3 Notes until the Class A-3 Notes have been paid in full; and

(D)	after the principal amount of the Class A-3 Notes is reduced to zero, to the Class A-4 Notes until the Class A-4 Notes have been paid in full.

53	(NALT 2022-A Indenture)

(iii) until all Classes of Notes have been paid in full, to the Reserve Account, any remaining funds, until the Reserve Account Requirement has been satisfied;

(iv) pro rata, to the Indenture Trustee and the Calculation Agent, any accrued and unpaid fees, expenses and indemnity payments, as applicable, due pursuant to the Indenture but only to the extent that such fees, expenses or indemnity payments, as applicable, have been outstanding for at least sixty (60) days;

(v) to the Owner Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Trust Agreement but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least sixty (60) days;

(vi) to the Asset Representations Reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Asset Representations Review Agreement, but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least sixty (60) days, such amounts to be paid from any remaining Available Amounts; and

(vii) any remaining funds to the Certificate Distribution Account for distribution to the Trust Certificateholders, as beneficial owners of the Issuing Entity.

(b) Notwithstanding the provisions of Section 8.04(a), and subject to the provisions of Section 5.04(b), after the occurrence of an Indenture Default that results in the acceleration of any Notes and unless and until such acceleration has been rescinded, on each Payment Date, prior to 11:00 a.m., New York City time, or such other time as may be agreed to by the applicable Noteholder, the Indenture Trustee shall, in accordance with the related Payment Date Certificate and pursuant to the instructions of the Servicer, transfer from the 2022-A Series Collection Account all Securityholder Available Funds and apply such amount in accordance with the following priorities:

(i) pro rata, to the Indenture Trustee and the Calculation Agent, all amounts required to be paid under Section 6.07, and to the Owner Trustee, all amounts required to be paid under Section 8.01 of the Trust Agreement, as the case may be;

(ii) to the Asset Representations Reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Asset Representations Review Agreement, but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least sixty (60) days, such amounts to be paid from any remaining Available Amounts;

(iii) to the Note Distribution Account, to pay, on a pro rata basis, based on the amount distributable to each class of Notes, an amount equal to the interest accrued at the applicable Interest Rate for such Class of Notes during the related Accrual Period on the applicable Outstanding Amount of Notes (plus any accrued and unpaid interest with respect to any prior Accrual Period) for such Class (and, to the extent permitted by applicable law, interest on any overdue interest at the applicable Overdue Interest Rate);

54	(NALT 2022-A Indenture)

(iv) to the Note Distribution Account, the Monthly Principal Distributable Amount distributable to each Class of Notes, in the following order of priority:

(A)	first, to the Class A-1 Noteholders (until the Class A-1 Notes have been paid in full); and

(B)

second, to the Class A-2 Noteholders (pro rata among the Class A-2a Notes and the Class A-2b Notes), the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata (based on the Outstanding Amount of Notes of each such Class on such Payment Date), until all of the Class A Notes have been paid in full; and

(v) any remaining funds to the Certificate Distribution Account for distribution to the Trust Certificateholders, as beneficial owners of the Issuing Entity.

Notwithstanding the provisions of this Section 8.04(b), in accordance with Section 5.02, after the occurrence of an Indenture Default that results in the acceleration of any Notes, on and after the date on which such acceleration has been rescinded, on each Payment Date, the Indenture Trustee shall, in accordance with the related Payment Date Certificate and pursuant to the instructions of the Servicer, transfer from the 2022-A Series Collection Account all Securityholder Available Funds and apply such amount in accordance with the provisions of Section 8.04(a).

(c) On each Payment Date, after taking into account amounts to be distributed to Securityholders from the 2022-A Series Collection Account, the Servicer will allocate the Reserve Account Draw Amount, if any, reflected in the Payment Date Certificate with respect to the related Collection Period and will instruct the Indenture Trustee to make the following deposits and distributions from the Reserve Account in the following amounts (but not to exceed the Reserve Account Draw Amount) and order of priority:

(i) to the Note Distribution Account, to pay, on a pro rata basis, based on the amount distributable to each class of Notes, any remaining interest due on the outstanding Notes on that Payment Date and, to the extent permitted under applicable law, interest on any overdue interest at the applicable Overdue Interest Rate; and

(ii) to the Note Distribution Account, to pay any remaining Monthly Principal Distributable Amount of the Notes in the amounts and order of priority set forth in Section 8.04(a)(ii).

(d) If on any Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account, the amount on deposit in the Reserve Account exceeds the Reserve Account Requirement, the Indenture Trustee shall distribute any such excess amounts to the Certificate Distribution Account for distribution to the Trust Certificateholder. Upon any such distributions, the Noteholders will have no further rights in, or claims to, such amounts.

55	(NALT 2022-A Indenture)

(e) On each Payment Date or Redemption Date, from the amounts on deposit in the Note Distribution Account, the Indenture Trustee shall duly and punctually distribute payments of principal and interest on the Notes due and by check mailed to the Person whose name appears as the registered holder of a Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of (i) the nominee of DTC (initially, such nominee to be Cede & Co.), and (ii) a Person (other than the nominee of DTC) that holds Notes with original denominations aggregating at least $1 million and has given the Indenture Trustee appropriate written instructions at least five (5) Business Days prior to the related Record Date (which instructions, until revised, shall remain operative for all Payment Dates thereafter), payments will be made by wire transfer in immediately available funds to the account designated by such nominee or Person. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the related Record Date without requiring that the Note be submitted for notation of payment. Any reduction in the principal amount of any Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of any Note issued upon the registration of transfer thereof or in exchange hereof or in lieu hereof, whether or not noted thereon. Amounts properly withheld under the Code by any Person from payment to any Noteholder of interest or principal shall be considered to have been paid by the Indenture Trustee to such Noteholder for purposes of this Indenture. If funds are expected to be available for payment in full of the remaining unpaid principal amount of the Notes on a Payment Date or Redemption Date, then the Issuing Entity or the Administrative Agent shall give notice thereof to the Indenture Trustee not less than 10 but no more than 30 days prior to such Payment Date or Redemption Date and, within two (2) Business Days following receipt of such notice, the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify each Person who was the registered holder of a Note as of the Record Date preceding the most recent Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The Borough of Manhattan in The City of New York.

(f) On each Payment Date, the Indenture Trustee shall include with each distribution an unaudited report (which may be based upon the Payment Date Certificate prepared by the Servicer) to each Person that was a Noteholder as of the close of business on the related Record Date (which shall be Cede & Co. as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein) and the Servicer and the Administrative Agent (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(k) of the Trust Administration Agreement setting forth the information provided in the Payment Date Certificate to be delivered in accordance with Section 8.03(a), with respect to such Payment Date or the related Record Date or Collection Period, as the case may be.

SECTION 8.05 General Provisions Regarding Accounts.

(a) For so long as no Default or Indenture Default shall have occurred and be continuing, all or a portion of the funds in the 2022-A Series Accounts shall be invested and reinvested by the Indenture Trustee, until the Outstanding Amount of the Notes has been reduced to zero, and thereafter by the Owner Trustee, at the direction of the Administrative Agent in Permitted Investments as set forth in Section 12 of the 2022-A Series Supplement, which mature no later than the Deposit Date succeeding the date of such investment, including those offered by the Indenture Trustee or an Affiliate thereof. No such investment shall be sold prior to maturity.

56	(NALT 2022-A Indenture)

On each Payment Date, interest and investment earnings on the 2022-A Series Accounts shall be deposited by the Indenture Trustee in the applicable 2022-A Series Account and paid to the Servicer as servicing compensation on any Business Day on or after which such amount is deposited in such account, and any investment expenses and losses resulting from such investment shall be charged to such account.

(b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the 2022-A Series Accounts resulting from any loss on any Permitted Investment included therein, except for losses attributable to the Indenture Trustee’s failure to make payments on any such Permitted Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c) If (i) the Administrative Agent shall have failed to give investment directions for any funds on deposit in the Reserve Account to the Indenture Trustee by 3:00 p.m., New York City time (or such other time as may be agreed by the Administrative Agent and Indenture Trustee), on any Business Day or (ii) a Default or Indenture Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if the Notes shall have been declared due and payable following an Indenture Default, amounts collected or receivable from the Owner Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in investments that are Permitted Investments as set forth in paragraph (vi) of the definition thereof.

(d) Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Administrative Agent shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities.

SECTION 8.06 Release of Owner Trust Estate.

(a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee have been paid pursuant to Section 6.07, release any remaining portion of the Owner Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuing Entity or any other Person entitled thereto any funds then on deposit in the Series Accounts. Such release shall include delivery to the Issuing Entity or its designee of the 2022-A Series Certificate and transfer of dominion and control over the Reserve Account to the Issuing Entity. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of the Officer’s Certificate delivered pursuant to Section 4.01(iii) hereof.

57	(NALT 2022-A Indenture)

SECTION 8.07 Release of Interest In 2022-A Leases and 2022-A Vehicles Upon Purchase or Reallocation by the Servicer.

(a) Upon the reallocation from the 2022-A Series to the Unallocated Assets Series or an Other Series, or purchase, of any 2022-A Lease and related 2022-A Vehicle by the Servicer pursuant to Section 8.02 of the Servicing Agreement, the Indenture Trustee, on behalf of the Noteholders, shall, without further action, be deemed to release from the lien of this Indenture any and all rights to receive monies due or to become due with respect to such purchased or reallocated 2022-A Lease and related 2022-A Vehicle and all proceeds thereof and the other property with respect to such 2022-A Lease and related 2022-A Vehicle, and all security and any documents relating thereto, and such 2022-A Lease and related 2022-A Vehicle and all such related security and documents shall be free of any further obligation to the Issuing Entity, the Indenture Trustee or the Noteholders.

(b) The Indenture Trustee shall execute such documents and instruments and take such other actions as shall be reasonably requested by the Servicer to effect the release of such rights with respect to such 2022-A Lease and related 2022-A Vehicle pursuant hereto and the assignment of such 2022-A Lease and 2022-A Vehicle by the Issuing Entity.

SECTION 8.08 Opinion of Counsel. The Indenture Trustee shall receive at least seven days’ notice when requested by the Issuing Entity to take any action pursuant to Section 8.06(a) (provided that the Indenture Trustee in its discretion may waive such notice), accompanied by copies of any instruments involved, and the Indenture Trustee may also require (and shall require, to the extent required by the TIA), except in connection with any action contemplated by Section 8.06(b), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Owner Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

58	(NALT 2022-A Indenture)

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01 Supplemental Indentures Without Consent of Noteholders.

(a) Except as provided in Section 9.02, without the consent of any other Person, the Issuing Entity and the Indenture Trustee (when so directed by an Issuing Entity Request), may enter into one or more amendments or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purpose of modifying in any manner the rights of the Noteholders under this Indenture; provided that (i) either (A) any amendment or supplemental indenture that materially and adversely affects the Noteholders shall require the consent of Noteholders holding not less than a Majority Interest of the Notes voting together as a single class, or (B) such amendment or supplemental indenture shall not materially and adversely affect the Noteholders, and (ii) any amendment or supplemental indenture that adversely affects the interests of the Servicer, the Trust Certificateholder, the Indenture Trustee, the Owner Trustee or the Administrative Agent shall require the prior consent of the Persons whose interests are adversely affected, provided that the consent of the Servicer, the Trust Certificateholder, the Owner Trustee or the Administrative Agent, as the case may be, shall be deemed to have been given if the Depositor does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given. A supplement or amendment shall be deemed not to materially and adversely affect the interests of the Noteholders if (i) the Rating Agency Condition is satisfied with respect to such supplement or amendment, or (ii) the Depositor delivers an Officer’s Certificate to the Indenture Trustee stating that such supplement or amendment will not materially and adversely affect the Noteholders.

(b) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such Person consents to the substance thereof.

(c) Prior to the execution of any amendment or supplemental indenture pursuant to this Section or Section 9.02, the Issuing Entity shall provide each Rating Agency, the Trust Certificateholder, the Depositor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such supplement. No later than 10 Business Days after the execution of any supplemental indenture, the Issuing Entity shall furnish a copy of such supplement to each Rating Agency, the Servicer, the Trust Certificateholder, the Indenture Trustee and the Owner Trustee.

(d) The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations as may be therein contained.

(e) Prior to the execution of any amendment or supplemental indenture the Indenture Trustee shall receive an Opinion of Counsel to the effect that such action shall not (A) affect the treatment of the Notes as debt for U.S. federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuing Entity, the Depositor or the Titling Company to be taxable as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

(f) Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice (to be provided by the Issuing Entity) setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

59	(NALT 2022-A Indenture)

(g) The Indenture Trustee shall be under no obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment or supplemental indenture. When the Rating Agency Condition is satisfied with respect to such amendment or supplemental indenture, the Servicer shall deliver to the Indenture Trustee an Officer’s Certificate to that effect, and the Indenture Trustee may conclusively rely upon the Officer’s Certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment or supplemental indenture.

SECTION 9.02 Supplemental Indentures With Consent of Noteholders. The Issuing Entity and the Indenture Trustee, when requested by an Issuing Entity Request, also may, with the consent of Noteholders holding not less than a Majority Interest of the Notes voting together as a single class, by Act of such Noteholders delivered to the Issuing Entity and the Indenture Trustee, enter into one or more amendments or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture, subject to prior notice to the Rating Agencies and provided that no such supplemental indenture entered into in accordance with this Section 9.02 shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

(a) change the Note Final Scheduled Payment Date of or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto;

(b) reduce the percentage of the Outstanding Amount, the consent of the Noteholders of which is required for any such amendment or supplemental indenture or the consent of the Noteholders of which is required for any waiver of compliance with provisions of this Indenture or Indenture Defaults hereunder and their consequences provided for in this Indenture;

(c) modify or alter the provisions of the proviso to the definition of the term “Outstanding;”

(d) reduce the percentage of the Outstanding Amount required to direct the Indenture Trustee to direct the Issuing Entity to sell the Owner Trust Estate pursuant to Section 5.04, if the proceeds of such sale would be insufficient to pay the Outstanding Amount plus accrued but unpaid interest on the Notes;

(e) modify any provision of this Section, except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

(f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation);

60	(NALT 2022-A Indenture)

(g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Owner Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; or

(h) impair the right to institute suit for the enforcement of payment as provided in Section 5.07.

Any such amendment or supplemental indenture shall be executed only upon delivery of an Opinion of Counsel to the same effect as in Section 9.01(e). The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any amendment or supplemental indenture and any such determination shall be conclusive upon all Noteholders, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuing Entity and the Indenture Trustee of any amendment or supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such amendment or supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplemental indenture.

SECTION 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent have been satisfied. The Indenture Trustee may but shall not be obligated to enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise. No amendment of this Indenture which adversely affects the Owner Trustee shall be effective without its prior written consent.

SECTION 9.04 Effect of Supplemental Indenture. Upon the execution of any amendment or supplemental indenture pursuant to the provisions hereof, this Indenture shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity, the Owner Trustee and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

61	(NALT 2022-A Indenture)

SECTION 9.05 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE TEN

REDEMPTION OF NOTES

SECTION 10.01 Redemption.

(a) Pursuant to Section 9.03 of the Trust Agreement, the Servicer shall be permitted at its option to purchase the 2022-A Series Certificate from the Issuing Entity on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, (a) the aggregate Securitization Value of the 2022-A Series Assets is less than or equal to 10% of the initial aggregate Securitization Value of the 2022-A Series Assets as of the Cutoff Date, or (b) the Outstanding Amount of the Notes is reduced to zero and the holders of 100% of the outstanding Trust Certificates consent thereto. In connection with the exercise of an Optional Purchase, the Servicer will deposit, subject to Section 8.04 of the Servicing Agreement, the Optional Purchase Price into the 2022-A Series Collection Account on the Deposit Date relating to the Redemption Date. In connection with an Optional Purchase, all outstanding Notes shall be redeemed on the related Payment Date in whole, but not in part, for the Redemption Price and the 2022-A Series Certificate shall be delivered to or upon the order of the Servicer.

(b) In connection with the exercise of an Optional Purchase, on the Redemption Date, prior to 11:00 a.m., New York City time, the Indenture Trustee shall apply the Optional Purchase Price as part of the Available Funds from the 2022-A Series Collection Account as follows: (i) to the Note Distribution Account, the Redemption Price, (ii) to the Servicer, unpaid portions of any outstanding Sales Proceeds Advances and Monthly Payment Advances, and the Servicing Fee in respect of the related Collection Period, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods; and (iii) any remaining funds to the Certificate Distribution Account.

(c) If the Notes are to be redeemed pursuant to this Section, the Administrative Agent or the Issuing Entity shall provide at least 10 days’ prior notice (or such longer time period as required by the Depository Agreement) of the redemption of the Notes to the Indenture Trustee and the Owner Trustee, and the Indenture Trustee shall provide at least 10 days’ (but no more than 30 days’) notice thereof to the Noteholders.

62	(NALT 2022-A Indenture)

SECTION 10.02 Form of Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed to each Noteholder as of the close of business on the Record Date of the month preceding the month of the applicable Redemption Date at such Holder’s address appearing in the Note Register. In addition, the Administrative Agent shall notify each Rating Agency upon the redemption of the Notes, pursuant to the Trust Administration Agreement.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the place where the Notes to be redeemed are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuing Entity to be maintained as provided in Section 3.02); and

(d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note and that interest thereon shall cease to accrue from and after the Redemption Date.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuing Entity. Failure to give notice of redemption (or any defect therein) to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

SECTION 10.03 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.02, become due and payable on the Redemption Date at the Redemption Price and (unless the Issuing Entity shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01 Compliance Certificates and Opinions.

(a) Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, unless elsewhere specifically provided for herein, the Issuing Entity shall furnish to the Indenture Trustee and each Rating Agency (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) if required by the TIA, an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

63	(NALT 2022-A Indenture)

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) In addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture:

(i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee (if so requested by the Indenture Trustee or required by the TIA) an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Issuing Entity would be required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above if such an Officer’s Certificate had been required by the Indenture Trustee or required by the TIA, regardless of whether such an Officer’s Certificate was so requested or required, the Issuing Entity shall deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year of the Issuing Entity, as set forth in the Officer’s Certificate delivered pursuant to clause (i) above, is 10% or more of the Outstanding Amount; provided, however, such Independent Certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuing Entity as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Outstanding Amount.

(iii) Other than with respect to any release described in clause (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee (if so requested by the Indenture Trustee or required by the TIA) an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

64	(NALT 2022-A Indenture)

(iv) Whenever the Issuing Entity would be required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above if such an Officer’s Certificate had been required by the Indenture Trustee or required by the TIA, regardless of whether such an Officer’s Certificate was so requested or required, the Issuing Entity shall furnish to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities and of all other property, or securities (other than property described in clauses (A) or (B) of Section 11.01(b)(v)) released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the Officer’s Certificates required by clause (iii) above and this clause, equals 10% or more of the Outstanding Amount, but such Officer’s Certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Outstanding Amount.

(v) Notwithstanding Section 2.08 or any other provision of this Section, the Issuing Entity may (A) collect, liquidate, sell or otherwise dispose of the Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents.

SECTION 11.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of or representations by an officer or officers of the Administrative Agent, the Depositor or the Issuing Entity, stating that the information with respect to such factual matters is in the possession of the Administrative Agent, the Depositor or the Issuing Entity, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

65	(NALT 2022-A Indenture)

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity’s compliance with any terms hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.

SECTION 11.03 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind the holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, by facsimile or electronically by email (if an email address is provided), and addressed in each case as specified on Schedule II to the Series Certificate Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication to be delivered pursuant to this Indenture to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

66	(NALT 2022-A Indenture)

SECTION 11.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Indenture Default.

SECTION 11.06 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.07 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so express or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 11.08 Severability. If any one or more of the covenants, agreement, provisions or terms of this Indenture shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the Trust Certificates or the rights of the Holders thereof.

SECTION 11.09 Benefits of Indenture. Nothing in this Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto, the Owner Trustee and their successors hereunder, the Noteholders (and, with respect to Sections 8.03 and 8.04, the Trust Certificateholders), any other party secured hereunder, and any other Person with an ownership interest in any part of the Owner Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

67	(NALT 2022-A Indenture)

SECTION 11.10 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.11 Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.12 Counterparts and Electronic Signatures. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each party agrees that this Indenture and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Indenture Trustee) appearing on this Indenture or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility; provided, however, that any documentation with respect to the transfer of Notes or other securities presented to the Indenture Trustee, the Note Registrar or any other transfer agent must contain original, manually executed signatures. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Indenture or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 11.13 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity accompanied by an Opinion of Counsel (who may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.14 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Trust Certificateholder, (iii) any owner of a beneficial interest in the Issuing Entity or (iv) any partner, owner, beneficiary, agent, officer, director, employee or agent of the

68	(NALT 2022-A Indenture)

Indenture Trustee or the Owner Trustee in its individual capacity, any Trust Certificateholder, the Owner Trustee or of the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

SECTION 11.15 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note or in the case of a Note Owner, a beneficial interest in a Note hereby covenant and agree that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, they will not (and, to the fullest extent permitted by applicable law, the Indenture Trustee shall not have the power to) institute against, or join any other Person in instituting against, the Member, the Titling Company, the Depositor, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

SECTION 11.16 No Recourse. Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee, the Titling Company Registrar or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee, the Titling Company Registrar or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Titling Company Registrar or the Owner Trustee in its individual capacity or any holder of a beneficial interest in the Issuing Entity, the Owner Trustee, the Titling Company Registrar or the Indenture Trustee or of any successor or assign of the Indenture Trustee, the Titling Company Registrar or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

SECTION 11.17 Inspection. The Issuing Entity agrees that on reasonable prior notice it will permit any representative of the Indenture Trustee, during the Issuing Entity’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants and to discuss the Issuing Entity’s affairs, finances and accounts with the Issuing Entity’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information, except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

69	(NALT 2022-A Indenture)

SECTION 11.18 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuing Entity and in no event shall Wilmington Trust, National Association in its individual capacity or any beneficial owner of the Issuing Entity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Ten of the Trust Agreement.

SECTION 11.19 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 11.20 Intent of the Parties; Reasonableness. The Indenture Trustee and Issuing Entity acknowledge and agree that the purpose of Section 3.09 and this Section 11.20 is to facilitate compliance by the Issuing Entity and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Issuing Entity nor the Administrative Agent (acting on behalf of the Issuing Entity) shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. Each of the parties hereto agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance from the Securities and Exchange Commission, convention or consensus among active participants in the asset-backed securities markets, or otherwise in respect of the requirements of Regulation AB as they may be applied by the Securities and Exchange Commission to the Issuing Entity in connection with the Notes and (c) the parties shall comply with reasonable requests made by or on behalf of the Issuing Entity or the Indenture Trustee for delivery of additional or different information, to the extent such information is available, as the person requesting such information may determine in good faith is necessary for it to comply with the provisions of Regulation AB.

The Issuing Entity (or the Administrative Agent, acting on behalf of the Issuing Entity) shall cooperate with the Indenture Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment of the Issuing Entity to comply with Regulation AB.

70	(NALT 2022-A Indenture)

SECTION 11.21 Dispute Resolution.

(a) If the Depositor, Issuing Entity, an Investor, the Owner Trustee (acting at the direction of a Trust Certificateholder) or the Indenture Trustee (acting at the direction of an Investor pursuant to Section 7.07) (the “Requesting Party”) requests that the Servicer purchase or reallocate a 2022-A Lease and the related 2022-A Vehicle from the 2022-A Series to the Unallocated Assets Series or an Other Series pursuant to Section 8.02(b) of the Servicing Agreement and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by the Servicer, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation or arbitration pursuant to this Section 11.21. If the Requesting Party is the Indenture Trustee or the Owner Trustee, the Indenture Trustee or the Owner Trustee, as applicable, will follow the direction of the related Investor or Trust Certificateholder, as applicable, during the mediation or arbitration. If both the Owner Trustee (on behalf of one or more Trust Certificateholders) and the Indenture Trustee (on behalf of one or more Investors) are Requesting Parties, then the Indenture Trustee as Requesting Party (at the direction of the Investor that directed the Indenture Trustee to make the request) shall have the right to make the selection of mediation or arbitration.

(b) The Requesting Party will provide notice in accordance with the provisions of Section 11.04 of its intention to refer the matter to mediation or arbitration, as applicable, to the Servicer, with a copy to the Issuing Entity, the Owner Trustee and the Indenture Trustee. The Servicer agrees that it will participate in the resolution method selected by the Requesting Party. The Servicer shall provide notice to the Depositor, Issuing Entity, the Owner Trustee, and the Indenture Trustee that the Servicer has received a request to mediate or arbitrate a reallocation request. Upon receipt of such notice, the Depositor, the Issuing Entity, the Owner Trustee (acting at the direction of a Trust Certificateholder) and the Indenture Trustee (acting at the direction of Noteholders or Note Owners pursuant to Section 7.07) shall advise the Requesting Party and the Servicer of an intent to join in the mediation or arbitration, which shall result in their being joined as a Requesting Party in the proceeding. A Requesting Party may not initiate a mediation or arbitration pursuant to this Section 11.21 with respect to a 2022-A Lease that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another Requesting Party) but will have the right to join an existing mediation or arbitration with respect to that 2022-A Lease if the mediation or arbitration has not yet concluded, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding.

(c) If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i) The mediation will be administered by a nationally recognized arbitration and mediation association selected by the Requesting Party and conducted pursuant to such association’s mediation procedures in effect at such time.

(ii) The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(iii) The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

71	(NALT 2022-A Indenture)

(d) If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i) The arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, and if the parties are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii) The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute and will be appointed from a list of neutrals maintained by AAA.

(iii) The arbitrator will make its final determination no later than ninety days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and the Servicer shall not be required to pay more than the applicable Repurchase Payment with respect to any 2022-A Lease and the related 2022-A Vehicle which the Servicer is required to purchase or reallocate from the 2022-A Series to the Unallocated Assets Series or an Other Series under the terms of the Servicing Agreement. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. If an Asset Review was conducted in connection with the 2022-A Leases that are the subject of the arbitration, then the arbitrator will determine the party or parties required to pay the related Asset Reviewer Fee. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable absent manifest error and may be enforced in any court of competent jurisdiction.

(iv) By selecting arbitration, the Requesting Party is waiving the right to sue in court, including the right to a trial by jury.

(v) No person may bring a putative or certified class action to arbitration.

(e) For the avoidance of doubt, neither the Owner Trustee nor the Indenture Trustee shall be responsible for evaluating the qualification of any mediator or arbitrator or paying the costs, expenses and fees of any mediation or arbitration initiated by a Requesting Party in accordance with this Section 11.21.

(f) The following provisions will apply to both mediations and arbitrations:

(i) Any mediation or arbitration will be held in New York, New York or such other location mutually agreed to by the parties;

(ii) Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law;

72	(NALT 2022-A Indenture)

(iii) The details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under this Section 11.21, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to resolve an unfulfilled repurchase request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except disclosures required by Applicable Law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 11.21) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that the Servicer, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party,, and except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 11.21, and the Asset Representations Reviewer, if an Asset Review has been conducted), if the disclosing Party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

[Signature Page to Follow]

73	(NALT 2022-A Indenture)

IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

NISSAN AUTO LEASE TRUST 2022-A

By: WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Owner Trustee

By	/s/ Dorri Costello
Name: Dorri Costello
Title: Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Indenture Trustee

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION as Securities Intermediary

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Assistant Vice President

S-1	(NALT 2022-A Indenture)

Acknowledged and agreed for purposes of Section 2.19 and Section 11.21 hereof:

NISSAN MOTOR ACCEPTANCE COMPANY LLC, as Servicer

By	/s/ Kevin J. Cullum
Name: Kevin J. Cullum
Title: President

S-2	(NALT 2022-A Indenture)

Acknowledged and agreed for purposes of Section 11.21 hereof:

NISSAN AUTO LEASING LLC II, as Depositor

By	/s/ Douglas E. Gwin, Jr.
Name: Douglas E. Gwin, Jr.
Title: Assistant Treasurer

S-3	(NALT 2022-A Indenture)

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Indenture, the Issuing Entity hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Closing Date:

(1) The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

(2) The 2022-A Series Certificate constitutes a “general intangible,” “instrument,” “certificated security” or “tangible chattel paper,” within the meaning of the applicable UCC. The Accounts and all subaccounts thereof, constitute either deposit accounts or securities accounts.

(3) All of the Collateral that constitutes securities entitlements (other than the 2022-A Series Certificate to the extent the 2022-A Series Certificate constitutes a certificated security) has been or will have been credited to one of the Accounts. The securities intermediary for each Account has agreed to treat all assets credited to the Accounts as “financial assets” within the meaning of the applicable UCC.

(4) The Issuing Entity owns and has good and marketable title to the Collateral free and clear of any Liens, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Liens attaches is not impaired during the pendency of such proceeding.

(5) The Issuing Entity has received all consents and approvals to the grant of the security interest in the Collateral hereunder to the Indenture Trustee required by the terms of the Collateral that constitutes instruments or payment intangibles.

(6) The Issuing Entity has received all consents and approvals required by the terms of the Collateral that constitutes securities entitlements, certificated securities or uncertificated securities to the transfer to the Indenture Trustee of its interest and rights in the Collateral hereunder.

(7) The Issuing Entity has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral (to the extent such security interest can be perfected by the filing of a financing statement) granted to the Indenture Trustee hereunder.

Sch. I-1	(NALT 2022-A Indenture)

(8) With respect to Collateral that constitutes an instrument or tangible chattel paper, either:

a. All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

b. Such instruments or tangible chattel paper are in the possession of a custodian and the Indenture Trustee has received a written acknowledgment from such custodian that such custodian is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

c. A custodian received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from such custodian that such custodian is acting solely as agent of the Indenture Trustee.

(9) With respect to Collateral that constitutes electronic chattel paper, the Servicer, as an agent of the Issuing Entity, and to the extent allowed by law:

a. Maintains “control,” as defined in Section 9-105 of the UCC, of all electronic chattel paper.

(10) With respect to the Accounts and all subaccounts thereof that constitute deposit accounts, either:

a. The Issuing Entity has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in the Accounts without further consent by the Issuing Entity; or

b. The Issuing Entity has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Accounts.

(11) With respect to Collateral or Accounts or subaccounts thereof that constitute securities accounts or securities entitlements, either:

a. The Issuing Entity has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Collateral to the Indenture Trustee; or

b. The Issuing Entity has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Accounts without further consent by the Issuing Entity; or

c. The Issuing Entity has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in the Accounts.

(12) With respect to Collateral that constitutes certificated securities (other than securities entitlements), all original executed copies of each security certificate that constitutes or evidences the Collateral have been delivered to the Indenture Trustee, and each such security certificate either (i) is in bearer form, (ii) has been indorsed by an effective endorsement to the Indenture Trustee or in blank, or (iii) has been registered in the name of the Indenture Trustee.

Sch. I-2	(NALT 2022-A Indenture)

Other than the transfer of the 2022-A Series and the 2022-A Series Certificate from NILT LLC to the Depositor under the Series Certificate Sale Agreement, the transfer of the 2022-A Series and the 2022-A Series Certificate from the Depositor to the Issuing Entity under the Series Certificate Transfer Agreement and the security interest in the Collateral granted to the Indenture Trustee pursuant to the Indenture, none of NILT LLC, the Depositor or the Issuing Entity has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral or the Accounts or any subaccounts thereof. The Issuing Entity has not authorized the filing of, or is aware of any financing statements against the Issuing Entity that include a description of collateral covering the Collateral or the Accounts or any subaccount thereof other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

(13) None of the instruments, certificated securities or tangible chattel paper that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

(14) Neither the Accounts nor any subaccounts thereof are in the name of any person other than the Issuing Entity or the Indenture Trustee. The Issuing Entity has not consented to the securities intermediary of any Account to comply with entitlement orders of any person other than the Indenture Trustee.

As used in this Schedule I, “Collateral” has the meaning set forth in the Granting Clause of the Indenture.

Sch. I-3	(NALT 2022-A Indenture)

EXHIBIT A

FORM OF CLASS [A-1] [A-2a] [A-2b] [A-3] [A-4] NOTE

SEE REVERSE FOR CERTAIN DEFINITIONS

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

TRANSFERS OF THE NOTES MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

THE HOLDER, BY ACCEPTANCE OF THIS NOTE, SHALL BE DEEMED TO HAVE AGREED TO TREAT THE NOTES AS DEBT FOR UNITED STATES FEDERAL, STATE AND LOCAL INCOME, SINGLE BUSINESS AND FRANCHISE TAX PURPOSES.

THIS NOTE IS SOLELY AN OBLIGATION OF THE ISSUING ENTITY AND IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR NISSAN AUTO LEASING LLC II, NISSAN MOTOR ACCEPTANCE COMPANY LLC, NISSAN NORTH AMERICA, INC., NISSAN MOTOR CO., LTD., ANY TRUSTEE OR ANY OF THEIR AFFILIATES.

BY ITS ACQUISITION OF THIS NOTE (OR INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) IS DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) SUCH PURCHASER OR TRANSFEREE IS NOT ACQUIRING THIS NOTE (OR INTEREST HEREIN) WITH THE ASSETS OF A PLAN (AS DEFINED BELOW) SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY LAW THAT IS SIMILAR TO THE FIDUCIARY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE (OR INTEREST HEREIN) WILL NOT GIVE RISE TO A

[1]	For Book-Entry Notes only.

A-1	(NALT 2022-A Indenture)

NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW. PLANS (AS DEFINED BELOW) THAT ARE SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE, OR SIMILAR LAW MAY NOT ACQUIRE THIS NOTE AT ANY TIME THAT THE RATINGS ON THIS NOTE IS BELOW INVESTMENT GRADE OR THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES. A “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING.

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.]

A-2	(NALT 2022-A Indenture)

NISSAN AUTO LEASE TRUST 2022-A

[SOFR Rate +] [•]% ASSET BACKED NOTE,

CLASS [A-1] [A-2a] [A-2b] [A-3] [A-4]

REGISTERED No. R-___	$_________ CUSIP NO._________

Nissan Auto Lease Trust 2022-A, a statutory trust organized and existing under the laws of the State of Delaware (including any permitted successors and assigns, the “Issuing Entity”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _______________________ ($_____________) in monthly installments on the 15th day of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on July 15, 2022 (each, a “Payment Date”), until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Outstanding Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date or if no interest has yet been paid, [for the Class [A-1] and [A-2b] Notes, during the period from and including the previous Payment Date on which interest was paid, or as of the Closing Date if no interest has yet been paid, to but excluding the current Payment Date] [for the Class [A-2a], [A-3] and [A-4] Notes, during the period from and including the 15th day of the preceding calendar month, or as of the Closing Date if no interest has yet been paid, to but excluding the 15th day of the month in which such Payment Date occurs] at the rate [per annum shown above] [of the SOFR Rate plus [_]%] (the “Interest Rate”), in each case as and to the extent described below; provided, however, that the entire Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Note Balance shall be due and payable on the earlier of [•], [•] (the “Note Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. The Issuing Entity shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-3	(NALT 2022-A Indenture)

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or by facsimile, by its Authorized Officer as of the date set forth below.

Dated: _________________, 2022

NISSAN AUTO LEASE TRUST 2022-A,

By: WILMINGTON TRUST, NATIONAL ASSOCIATION not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

A-4	(NALT 2022-A Indenture)

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated: _________________, 2022	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

A-5	(NALT 2022-A Indenture)

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its “[SOFR Rate +][•]% Asset Backed Notes, Class [A-1] [A-2a] [A-2b] [A-3] [A-4]” (herein called the “Notes”) issued under an Indenture, dated as of June 29, 2022 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuing Entity and U.S. Bank Trust Company, National Association, as trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. However, to the extent provided in the Indenture, each Class will receive principal payment sequentially so that, except as otherwise provided in the Indenture, no principal payments shall be made in respect of (i) the Class A-2 Notes until the Class A-1 Notes have been paid in full, (ii) the Class A-3 Notes until the Class A-2 Notes have been paid in full and (iii) the Class A-4 Notes until the Class A-3 Notes have been paid in full.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Note Final Scheduled Payment Date and the Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Notes shall be due and payable following the occurrence and continuance of an Indenture Default, as described in the Indenture. In such an event, first, principal payments on the Class A-1 Notes shall be made, and second, principal payments on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes shall be made pro rata, in each case, to the Noteholders entitled thereto.

Payments of principal and interest on this Note due and payable on each Payment Date or Redemption Date shall be made by check mailed to the Person whose name appears as the registered holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Deposit Date in the name of (i) the nominee of DTC (initially, such nominee to be Cede & Co.), and (ii) a Person (other than the nominee of DTC) that holds Notes with original denominations aggregating at least $1 million and has given the Indenture Trustee appropriate written instructions at least five Business Days prior to the related Record Date (which instructions, until revised, shall remain operative for all Payment Dates thereafter), payments will be made by wire transfer in immediately available funds to the account designated by such nominee or Person. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the related Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of this Note and of any Note issued

A-6	(NALT 2022-A Indenture)

A-7upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, pursuant to the notice delivered to the Indenture Trustee, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the registered holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within 10 days of such Payment Date or Redemption Date (or such longer time period as required by the Depository Agreement) and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

Pursuant to Section 9.03 of the Trust Agreement, the Servicer will be permitted at its option to purchase the 2022-A Series Certificate from the Issuing Entity on any Payment Date if the conditions set forth therein are satisfied.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of this Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

The Notes represent obligations of the Issuing Entity only and do not represent interests in, recourse to or obligations of the Depositor, the Member or any of their respective Affiliates.

Each Noteholder by acceptance of this Note, or in the case of this Note Owner, by acceptance of a beneficial interest in the Notes, hereby covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Member, the Titling Company, the Depositor, the Issuing Entity and any other Special Purpose Affiliate, any member of any Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

A-7	(NALT 2022-A Indenture)

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and their respective agents shall treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whatsoever, whether or not this Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any of their respective agents shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the Indenture at any time by the Issuing Entity with the consent of Noteholders representing not less than a Majority Interest of the Notes. The Indenture also contains provisions permitting Noteholders representing specified percentages of the Outstanding Amount, on behalf of all Noteholders, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.

A-8	(NALT 2022-A Indenture)

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

A-9	(NALT 2022-A Indenture)

EXHIBIT B

Servicing Criteria To Be Addressed In Assessment Of Compliance

The assessment of compliance to be delivered by the Indenture Trustee, shall address, and be limited to, the criteria identified below as “Applicable Servicing Criteria”:

Reference	Criteria

Cash Collection and Administration

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

B-1	(NALT 2022-A Indenture)

EXHIBIT C

ASSET REPURCHASE DEMAND ACTIVITY REPORT

Reporting Period:

[    ] Check here if nothing to report.

Transaction	Lease No.	Activity During Period
		Date of Reputed Demand	Party Making Reputed Demand	Date of Withdrawal of Reputed Demand
NALT 2022-A

C-1	(NALT 2022-A Indenture)